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                                                                    Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER


      Agreement entered into as of May 12, 1998 by and among Gray Wolf Technologies, Inc., a Nevada corporation ("Gray Wolf"), Gray Wolf Acquisition Corp., a Delaware corporation ("Gray Wolf Subsidiary"), and REAADS Medical Products, Inc., a Delaware corporation (the "Company"). Gray Wolf, the Gray Wolf Subsidiary, and the Company are sometimes referred to collectively herein as the "Parties."

                              W I T N E S S E T H:

      WHEREAS, the Gray Wolf Subsidiary is a wholly-owned subsidiary of Gray Wolf; and

      WHEREAS, the Board of Directors of Gray Wolf, the Gray Wolf Subsidiary and the Company deem it advisable and in the best interest of the respective corporations and their respective stockholders that the Gray Wolf Subsidiary be merged with and into the Company in a transaction whereby the Company will become a wholly-owned subsidiary of Gray Wolf (the "Merger"), all in accordance with the terms of this Agreement and applicable provisions of law.

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained in this Agreement, the Parties do hereby agree as follows.

      1.   DEFINITIONS.

           "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

           "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

           "CERTIFICATE  OF MERGER"  has the  meaning  set forth in
Section 2(c) below.

           "CLOSING" has the meaning set forth in Section 2(b) below.

           "CLOSING  DATE" has the  meaning  set  forth in  Section
2(b) below.

           "CODE" means the Internal Revenue Code of 1986, as amended.

           "COMPANY COMMON SHARE" OR "COMPANY COMMON SHARES" means any share or shares of the Common Stock, $.01 par value per share, of the Company.

           "COMPANY DISCLOSURE SCHEDULE" means the disclosure schedule, dated the date hereof, and attachments thereto delivered by the Company to Gray Wolf simultaneously with the execution of this Agreement.

           "COMPANY FINANCIAL STATEMENTS" has the meaning set forth in Section 4(e) below.

           "COMPANY PREFERRED SHARE" OR "COMPANY PREFERRED SHARES" means any share or shares of the Preferred Stock, $.01 par value of the Company.


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           "COMPANY SHARES" means shares of the Company Common Shares and the
Company Preferred Shares.

           "COMPANY SHAREHOLDERS" means the holders of Company Shares as of the Closing Date.

           "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 6(g) below.

           "DELAWARE GCL" means the Delaware General Corporation Law, as amended.

           "EFFECTIVE  TIME" has the  meaning  set forth in Section
2(d)(i) below.

           "EMPLOYEE BENEFIT PLAN" OR "EMPLOYEE BENEFIT PLANS" means any pension, profit sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan as defined in Section 4001(a)(3) of ERISA.

           "EMPLOYEE PENSION BENEFIT PLAN" means any "employee pension benefit plan" as defined under Section 3(2) of ERISA.

           "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1).

           "ENVIRONMENTAL HEALTH AND SAFETY REQUIREMENTS" means all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder relating to (i) air emissions;
(ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

           "GAAP" means United States generally accepted accounting principles as in effect from time to time.

           "GRAY WOLF" has the meaning set forth in the preamble above.

           "GRAY WOLF ANTI-DILUTION WARRANTS" has the meaning set forth in Section 2(d)(vi) below.

           "GRAY WOLF COMMON SHARE" OR "GRAY WOLF COMMON SHARES" means any share or shares of the Common Stock, $.001 par value per share, of Gray Wolf.

           "GRAY WOLF DISCLOSURE SCHEDULE" means the disclosure statements, dated the date hereof, and attachments thereto delivered by Gray Wolf to the Company simultaneously with the execution of this Agreement.

           "GRAY WOLF FINANCIAL STATEMENTS" has the meaning set forth in Section 5(e) below.

           "GRAY WOLF PREFERRED SHARE" OR "GRAY WOLF PREFERRED SHARES" means any share or shares of the Preferred Stock, $.001 par value per share, of Gray Wolf.


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           "GRAY WOLF SHARES"  means shares of the Gray Wolf Common
Shares and Gray Wolf Preferred Shares.

           "GRAY WOLF SUBSIDIARY" has the meaning set forth in the preamble above.

           "IRS" means the Internal Revenue Service.

           "INTELLECTUAL PROPERTY" shall mean all patents, patent applications, trademarks, trademark applications, trade secrets, services marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, other rights with respect thereto, or any other intangible property rights.

           "KNOWLEDGE" means actual knowledge without independent investigation.

           "LOCK-UP AGREEMENT" has the meaning set forth in Section 2(d)(vi).

           "MERGER" has the meaning set forth in Section 2(a) below.

           "MERGER CONSIDERATION" has the meaning set forth in Section 2(d)(vi) below.

           "MERGER UNITS" has the meaning set forth in Section 2(d)(vi) below.

           "MOST RECENT COMPANY FINANCIAL STATEMENTS" has the meaning set forth in Section 4(e) below.

           "MOST RECENT COMPANY FISCAL YEAR END" has the meaning set forth in
Section 4(e) below.

           "MOST RECENT COMPANY FISCAL QUARTER END" has the meaning set forth in
Section 4(e) below.

           "MOST RECENT GRAY WOLF FINANCIAL STATEMENTS" has the meaning set forth in Section 5(e) below.

           "MOST RECENT GRAY WOLF FISCAL QUARTER END" has the meaning set forth in Section 5(e) below.

           "MOST RECENT GRAY WOLF FISCAL YEAR END" has the meaning set forth in
Section 5(e) below.

           "MULTI-EMPLOYER PLAN" means any "multi-employer plan" as defined under Section 3(37)(A) of ERISA.

           "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

           "PBGC" means the Pension Benefit Guaranty Corporation.

           "PARTIES" has the meaning set forth in the preamble above.

           "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated

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organization, or a governmental entity (or any department, agency, or political subdivision thereof).

           "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043.

           "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

           "SERIES A PREFERRED STOCK" shall mean the Gray Wolf Preferred Shares designated Series A Convertible Preferred Stock pursuant to the Certificate of Designations attached as Exhibit H to this Agreement and issuable by the Company pursuant to Section 8 of this Agreement, which shares are convertible into Gray Wolf Common Shares.

           "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

           "SURVIVING CORPORATION" has the meaning set forth in Section 2(a) below.

           "TAX" OR "TAXES" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

           "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

           "Warrant" or "Warrants" means the Warrant or Warrants to purchase Common Stock in the form annexed hereto as Exhibit I issuable by the Company under Section 8 of this Agreement.

           "UNDERLYING SHARES" means the Common Stock underlying and issuable upon conversion of the Series A Preferred Stock or exercise of the Warrants

      2.   THE MERGER.

           (a) THE MERGER. Subject to the terms and conditions of this Agreement, the Gray Wolf Subsidiary will merge with and into the Company (the "Merger") at the Effective Time. The Company shall be the corporation surviving the Merger (the "Surviving Corporation").

           (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Company in Westminster, Colorado, commencing at 10:00 a.m. local time on that business day as of which all conditions to the obligations of the Parties to consummate the transactions contemplated hereby have been satisfied or waived (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than May 15, 1998.


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           (c) ACTIONS AT THE CLOSING. At the Closing, (i) the Company will deliver to Gray Wolf the various certificates, instruments, and documents referred to in Sections 3(a)(i) and 7(a) below, (ii) Gray Wolf will deliver the certificates and instruments representing the Merger Consideration and the various certificates, instruments, and documents referred to in Sections 2(d)(viii), 3(b)(i) and 7(b) below, and (iii) the Gray Wolf Subsidiary and the Company will file with the Secretary of State of the State of Delaware, a Certificate of Merger in the form attached hereto as Exhibit B (the "Certificate of Merger").

           (d) EFFECT OF MERGER.

               (i) GENERAL. The Merger shall become effective at the time (the "Effective Time") the Gray Wolf Subsidiary and the Company file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware GCL. Gray Wolf may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Gray Wolf Subsidiary or the Company in order to carry out and effectuate the transactions contemplated by this Agreement.

               (ii) NAME CHANGE TO CORGENIX, INC. Pursuant to the Certificate of Merger, the Surviving Corporation shall change its name to CORGENIX, INC.

               (iii) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Company in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger, except that the Certificate of Designations filed April 25, 1996 with the Secretary of State of the State of Delaware relating to the Company Preferred Shares shall be terminated and shall not be part of the Certificate of Incorporation of the Surviving Corporation.

               (iv) BYLAWS. The Bylaws of the Company in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

               (v) DIRECTORS AND OFFICERS. The directors of Gray Wolf in office at and before the Effective Time ("Original Directors") will vote in three (3) persons nominated by the Company. All except two (2) Original Directors and all of the officers of Gray Wolf will resign their positions at the Effective Time.

               (vi) CONVERSION OF COMPANY SHARES. At and as of the Effective Time, provided that all options, warrants, preferred stock and other convertible or derivative securities of the Company shall have been previously redeemed by the Company, or exchanged or converted into Company Common Shares, all 204,000 of the Company Common Shares issued and outstanding immediately prior to the Effective Time, shall be converted into an aggregate of 6,120,000 Merger Units, each Merger Unit consisting of one (1) Gray Wolf Common Share and one (1) Common Stock Purchase Warrant entitling the holder to purchase up to .3268 additional Gray Wolf Common Shares at an exercise price of $.001 per share in the form attached as Exhibit C to this Agreement (the "Gray Wolf Anti-Dilution Warrants"), at an exchange ratio of thirty (30) Gray Wolf Merger Units for each Company Common Share converted (the "Merger Consideration"). The Company Common Shares and Anti-Dilution Warrants comprising the Merger Units, and the Company Common Shares underlying the Anti-Dilution Warrants shall be subject to the terms and provisions of a Lock-Up Agreement in the form attached as Exhibit D to this Agreement ("Lock-Up Agreement"). After the Effective Time, no Company Common Share

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shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(vi).

              (vii) GRAY WOLF SUBSIDIARY SHARES. At and as of the Effective Time, all of the Gray Wolf Subsidiary Shares issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of Common Stock of the Surviving Corporation. After the Effective Time, no Gray Wolf Subsidiary Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(vii).

              (viii) EXCHANGE OF COMPANY COMMON SHARE CERTIFICATES. At and as of the Effective Time, each Company Shareholder shall receive in exchange for the Company Shareholder's certificate or certificates representing the Company Common Shares upon surrender of such certificate or certificates to Gray Wolf, certificates (each registered in the name of the exchanging Company Shareholder) representing the number of Gray Wolf Merger Units into which the Company Common Shares shall have been converted. After the Effective Time, until surrendered in exchange, the outstanding certificates for the Company Common Shares shall be deemed for all purposes, other than the payment of dividends or other distributions to the stockholder, to represent the number of whole Gray Wolf Common Shares included in the Merger Units into which such Company Shares shall have been converted.

          (e) CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of Company Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

     3.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

          (a) REPRESENTATIONS AND WARRANTIES OF COMPANY. Except as set forth in the Company Disclosure Schedule, the Company represents and warrants to Gray Wolf that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout each subsection of this
Section 3(a)).

              (i) AUTHORIZATION OF TRANSACTION. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except
(A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (B) as limited by the application of general principles of equity. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party, including any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except as provided in Section 3(a)(i) of the Company Disclosure Schedule.

              (ii) NONCONTRAVENTION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, Security Interest, license, instrument, or other arrangement to which the Company is a party or by which it or any of its assets is subject.


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               (iii) BROKERS' FEES. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Gray Wolf could become liable or obligated.

               (iv) INVESTMENT. Each of the Company Shareholders (A) understands that Gray Wolf Common Shares and Gray Wolf Anti-Dilution Warrants have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering,
(B) is acquiring Gray Wolf Common Shares and Gray Wolf Anti-Dilution Warrants solely for his own account for investment purposes, and not with a view to the distribution thereof, (C) who is not an accredited investor, either alone or with his purchaser representative(s), has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, (D) has received certain information concerning Gray Wolf and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding Gray Wolf Common Shares and Gray Wolf Anti-Dilution Warrants, and (E) is able to bear the economic risk and lack of liquidity inherent in holding Gray Wolf Common Shares and Gray Wolf Anti-Dilution Warrants.

                (v) COMPANY SHARES. Each of the Company Shareholders holds of record and owns beneficially the number of Company Common Shares, set forth on Exhibit A attached to this Agreement, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. None of the Company Shareholders or the Company is a party to any option, warrant, purchase right, or other contract or commitment that could require the Company to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). None of the Company Shareholders is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

           (b) REPRESENTATIONS AND WARRANTIES OF GRAY WOLF. Gray Wolf represents and warrants to the Company that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout each subsection of this Section 3(b)).

               (i) AUTHORIZATION OF TRANSACTION. Gray Wolf has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Gray Wolf, enforceable in accordance with its terms and conditions, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (B) as limited by the application of general principles of equity. Gray Wolf need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party, including any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except as provided in Section 3(b)(i) of the Gray Wolf Disclosure Schedule.

               (ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Gray Wolf is subject or any provision of the charter or bylaws of either, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, Security

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Interest, license, instrument, or other arrangement to which Gray Wolf is a party or by which either is bound or to which any of their respective assets is subject.

               (iii) BROKERS' FEES. Gray Wolf has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Company Shareholder or the Company could become liable or obligated.

      4. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY. The Company represents and warrants to Gray Wolf that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4), except as set forth in the Company Disclosure Schedule.

           (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Company Disclosure Schedule lists the directors and officers of the Company.

           (b) CAPITALIZATION. The entire authorized capital stock of the Company consists of 500,000 Company Common Shares, of which 164,215 Company Common Shares are issued and outstanding and 2,000 shares of Class A Preferred Stock, of which 113.2 shares are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable. Currently, the Company has outstanding options and warrants to purchase 44,325 and 34,300 Company Common Shares, respectively. Effective as of the Closing, there will be outstanding 204,000 Company Common Shares, no Company Preferred Shares, and no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. Effective as of the Closing, there will be no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

           (c) TITLE TO ASSETS. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Company Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Company Balance Sheet.

           (d) SUBSIDIARIES. The Company has the Subsidiaries set forth on
Section 4(d) of the Company Disclosure Schedule. The Company Disclosure Schedule sets forth with respect to each Subsidiary (i) the number of shares of authorized capital stock of each class of its capital stock, (ii) the number of issued and outstanding shares of each class of its capital stock, and (iv) the number of shares of its capital stock held in treasury. The Company is the holder of record of all of the issued and outstanding shares of capital stock of the Subsidiaries. All of the issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and are validly issued, fully paid, and nonassessable.


                                       8

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           (e) FINANCIAL STATEMENTS. Attached hereto as Exhibit E are the following financial statements (collectively the "Company Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended June 30,1995, June 30,1996, and June 30,1997 (the "Most Recent Company Fiscal Year End") for the Company; and (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the six (6) months ended December 31, 1997 and as of and for the eight (8) months ended February 28, 1998 for the Company (the "Most Recent Company Financial Statements"). The Company's most recent fiscal quarter end (the "Most Recent Company Fiscal Quarter End") and its most recent fiscal month end (the "Most Recent Fiscal Month End") are March 31, 1998. The Company Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods; provided, however, that the Most Recent Company Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

           (f) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Company Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company taken as a whole. Without limiting the generality of the foregoing, since that date:

               (i) The Company has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

               (ii) The Company has not entered into any material agreement, contract, lease, license or other arrangement outside the Ordinary Course of Business;

               (iii) no party (including the Company) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which the Company is a party or by which it is bound;

               (iv) The Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

               (v) The Company has not made any material capital expenditures outside the Ordinary Course of Business;

               (vi) The Company has not made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

               (vii) The Company has not created, incurred, assumed, or guaranteed more than $10,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

               (viii) The Company has not granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

               (ix) there has been no change made or authorized to be made in the Certificate of Incorporation or bylaws of the Company;

               (x) The Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;


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


               (xi) The Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xii)   The Company has not  experienced  any material
damage,   destruction,   or  loss   (whether   or  not  covered  by
insurance) to its property and assets;

               (xiii) The Company has not made any loan to, or entered into any other transaction with, any of its stockholders, directors, officers, employees or Affiliates outside the Ordinary Course of Business;

               (xiv) The Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (xv) The Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xvi) The Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan);

               (xvii) The Company has not made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

               (xviii) The Company has not committed to any of the foregoing.

           (g) UNDISCLOSED LIABILITIES. The Company has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), except for
(i) liabilities set forth on the face of the balance sheet included in the Most Recent Company Financial Statements (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Company Fiscal Month End in the Ordinary Course of Business.

           (h) LEGAL COMPLIANCE. The Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company.

           (i)  TAX MATTERS.

                (i) The Company has filed all income Tax Returns that it was required to file, and has paid all income Taxes due and owing, except where the failure to file income Tax Returns or to pay income Taxes would not have a material adverse effect on the financial condition of the Company taken as a whole.

                (ii) Section 4(i) of the Company Disclosure Schedule lists all income Tax Returns filed with respect to the Company for taxable periods ended on or after June 30, 1991, indicates those income Tax Returns that have been audited, and indicates those income Tax Returns that currently are the subject of audit. The Company has delivered to Gray Wolf correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since June 30, 1995.

                (iii) The Company has not waived any statute of limitations in respect of income Taxes or agreed to any extension of time with respect to an income tax assessment or deficiency.

                (iv) The Company is not a party to any income Tax allocation or sharing agreement.

                (v) The Company has not filed a consent under Code Section 341(f). The Company has not made any material payments, nor is the Company obligated to make any material payments, nor is the Company a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company is not a party to any tax allocation or sharing agreement.

                (vi) The unpaid income Taxes of the Company (A) did not, as of the Most Recent Company Fiscal Month End, exceed by any material amount the reserve for income Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company in filing its income Tax Returns.

           (j)  REAL PROPERTY.

                (i)  The Company owns no real property.

                (ii) Section 4(j)(ii) of the Company Disclosure Schedule lists all real property leased or subleased to the Company. The Company has delivered to Gray Wolf correct and complete copies of the leases and subleases listed in
Section 4(j)(ii) of the Company Disclosure Schedule (as amended to date). To the Knowledge of the Company, each lease and sublease listed in Section 4(j)(ii) of the Company Disclosure Schedule is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a material adverse effect on the financial condition of the Company taken as a whole.

           (k)  INTELLECTUAL PROPERTY.

                (i) The Company, to its knowledge, has not interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties, and, except as provided in Section 4(j) of the Company Disclosure Schedule, the Company has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of the Company in any material respect.

                (ii) Section 4(k)(ii) of the Company Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to Gray Wolf correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 4(k)(ii) of the Company Disclosure Schedule also identifies each trademark, service mark and trade name, and each unregistered trademark, service mark and trade name used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(k)(ii) of the Company Disclosure Schedule, the Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, claim or other restriction: (A) granted by the Company and (B) to the Company's Knowledge, asserted by any Person based on a claim of infringement, misappropriation or similar claim.

           (l) CONTRACTS. Section 4(l) of the Company Disclosure Schedule lists all written contracts and other written agreements to which the Company is a party the performance of which will involve consideration in excess of $10,000. The Company has delivered to Gray Wolf a correct and complete copy of each written contract or other written agreement listed in Section 4(l)of the Company Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 4(l) of the Company Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

           (m) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables, and to the Knowledge of the Company, will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company.

           (n) INSURANCE. The Company has provided to Gray Wolf a copy of each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which the Company is a party, a named insured, or otherwise the beneficiary of coverage.

           (o) LITIGATION. Section 4(o) of the Company Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator; except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Company taken as a whole.

           (p) EMPLOYEES. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. The Company has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

           (q)  EMPLOYEE BENEFITS.

                (i) Section 4(q) of the Company Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

                     A. To the Knowledge of the Company, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a material adverse effect on the financial condition of the Company taken as a whole.

                     B. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                     C. Each such Employee Benefit Plan which is an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code
Section 401(a).

                     D. As of the last day of the most recent prior plan year, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi-employer
Plan) equaled or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

                     E. The Company has delivered to Gray Wolf correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                (ii) With respect to each Employee Benefit Plan that the Company maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                     A.  No such  Employee  Benefit Plan which is an
Employee Pension Benefit Plan (other than any Multi-employer Plan) has been completely or partially terminated or been the subject of a reportable event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multi-employer Plan) has been instituted.

                     B. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Company taken as a whole.

                     C.  The   Company   has  not   incurred   any
liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

               (iii) The Company does not contribute to, never has contributed to, and never has been required to contribute to any Multi-employer Plan or has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability, under any Multi-employer Plan.

           (r) GUARANTIES. The Company is not a guarantor or otherwise responsible for any liability or obligation (including indebtedness) of any other Person.

           (s)  ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

                (i) To the Knowledge of the Company, the Company is in compliance with Environmental, Health, and Safety Requirements, except for such noncompliance as would not have a material adverse effect on the financial condition of the Company taken as a whole.

                (ii) To the Knowledge of the Company, the Company has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigator, remedial or corrective obligations, relating to the Company or its facilities arising under Environmental, Health, and Safety Requirements, the subject of which would have a material adverse effect on the financial condition of the Company taken as a whole.

                (iii) This Section 4(s) contains the sole and exclusive representations and warranties of the Company with respect to any environmental, health or safety matters, including without limitation, any arising under any Environmental Health and Safety Requirements.

           (t) CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. None of the Company Shareholders has been involved in any material business arrangement or relationship with the Company within the past 12 months, and no Company Shareholder owns any material asset, tangible or intangible, which is used in the business of the Company.

           (u) DISCLOSURE. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading. Except for general economic conditions, there is no information known to the Company, but not disclosed in this Agreement or the Company Disclosure Schedule or Exhibit hereto that materially adversely affects or with the passage of time could materially adversely affect the business, properties, assets, prospects, condition, financial or other, of the Company.

      5. REPRESENTATIONS AND WARRANTIES CONCERNING GRAY WOLF. Gray Wolf represents and warrants to the Company and the Company Shareholders that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout the subsections of this Section 5), except as set forth in the Gray Wolf Disclosure Schedule.

           (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Gray Wolf is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Gray Wolf is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of Gray Wolf. Gray Wolf has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 5(a) of the Gray Wolf Disclosure Schedule lists the directors and officers of Gray Wolf.

           (b) CAPITALIZATION. The entire authorized capital stock of Gray Wolf consists of 20,000,000 Gray Wolf Common Shares, of which 1,957,259 Gray Wolf Common Shares are issued and outstanding, and 5,000,000 Gray Wolf Preferred Shares, none of which are issued or outstanding. All of the issued and outstanding Gray Wolf Common Shares have been duly authorized, are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Gray Wolf to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Gray Wolf. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Gray Wolf. Effective as of the Closing, but prior to the issuance of the Merger Units, there will be 5,907,259 Gray Wolf Common Shares and no Gray Wolf Preferred Shares issued and outstanding.

           (c) SUBSIDIARIES. Gray Wolf has no Subsidiaries, other than the Gray Wolf Subsidiary.

           (d) TITLE TO ASSETS. Gray Wolf has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Gray Wolf Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Gray Wolf Financial Statement.

           (e) FINANCIAL STATEMENTS. Attached hereto as Exhibit F is the following financial statement (the "Gray Wolf Financial Statement" and the "Most Recent Gray Wolf Financial Statement"): an unaudited balance sheet of the Company as at December 31, 1997 (the "Most Recent Gray Wolf Fiscal Year End"). The Gray Wolf Financial Statement (including the notes thereto) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and presents fairly the financial condition of Gray Wolf as of such date; provided, however, that the Most Recent Gray Wolf Financial Statement lacks certain footnotes and other presentation items. Gray Wolf's most recent fiscal quarter end (the "Most Recent Gray Wolf Fiscal Quarter End") and its most recent fiscal month end (the "Most Recent Gray Wolf Fiscal Month End") are March 31, 1998.

           (f) EVENTS SUBSEQUENT TO MOST RECENT GRAY WOLF FISCAL YEAR END. Since the Most Recent Gray Wolf Fiscal Year End, there has not been any material adverse change in the financial condition of Gray Wolf taken as a whole. Without limiting the generality of the foregoing, since that date Gray Wolf has not engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business.

           (g) UNDISCLOSED LIABILITIES. Gray Wolf has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), except for
(i) liabilities set forth on the face of the Most Recent Gray Wolf Financial Statement (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Gray Wolf Fiscal Month End in the Ordinary Course of Business.

           (h) LEGAL COMPLIANCE. Gray Wolf has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition, operations, or future prospects of Gray Wolf taken as a whole.



           (i)  TAX MATTERS.

                (i) Gray Wolf has filed all income Tax Returns that it was required to file, and has paid all income Taxes shown thereon as owing, except where the failure to file income Tax Returns or to pay income Taxes would not have a material adverse effect on the financial condition of Gray Wolf taken as a whole.

                (ii) Section 5(i) of the Gray Wolf Disclosure Schedule lists all income Tax Returns filed with respect to Gray Wolf for taxable periods ended on or after December 31, 1993 indicates those income Tax Returns that have been audited, and indicates those income Tax Returns that currently are the subject of audit. Gray Wolf has delivered to the Company correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Gray Wolf since December 31, 1995.

                (iii) Gray Wolf has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency.

                (iv) Gray Wolf is not a party to any income Tax allocation or sharing agreement.

           (j)  REAL PROPERTY.

                (i)  Gray Wolf owns no real property.

                (ii) Section 5(j)(ii) of the Gray Wolf Disclosure Schedule lists all real property leased or subleased to Gray Wolf. Gray Wolf has delivered to the Company correct and complete copies of the leases and subleases listed in
Section 5(j)(ii) of the Gray Wolf Disclosure Schedule (as amended to date). To the Knowledge of Gray Wolf, each lease and sublease listed in Section 5(j)(ii) of the Gray Wolf Disclosure Schedule is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a material adverse effect on the financial condition of Gray Wolf taken as a whole.

           (k) INTELLECTUAL PROPERTY. Except as set forth at Section 5(k) of the Gray Wolf Disclosure Schedule, Gray Wolf owns no rights to any item of Intellectual Property.

           (l) CONTRACTS. Section 5(l) of the Gray Wolf Disclosure Schedule lists all written contracts and other written agreements to which Gray Wolf is a party the performance of which will involve consideration in excess of $10,000. Gray Wolf has delivered to the Company a correct and complete copy of each contract or other agreement listed in Section 5(l) of the Gray Wolf Disclosure Schedule (as amended to date). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) as limited by the application of general principles of equity; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

           (m) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Gray Wolf.

           (n) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of Gray Wolf are reflected properly on its books and records, are valid receivables, and to the Knowledge of Gray Wolf will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Gray Wolf Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with Gray Wolf's past custom and practice.

           (o) INSURANCE. Gray Wolf has provided to the Company a copy of each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of Gray Wolf is a party, a named insured, or otherwise the beneficiary of coverage.

           (p) LITIGATION. Section 5(p) of the Gray Wolf Disclosure Schedule sets forth each instance in which Gray Wolf (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of Gray Wolf taken as a whole.

           (q) EMPLOYEES. Gray Wolf is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. Gray Wolf currently has no employees.

           (r)  EMPLOYEE BENEFITS.

                (i) Gray Wolf maintains no, has never maintained any, and has never been required by law to maintain any Employee Benefit Plan.

                (ii) Gray Wolf does not contribute to, never has contributed to, and never has been required to contribute to any Multi-employer Plan or has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability, under any Multi-employer Plan.

           (s) GUARANTIES. Gray Wolf is not a guarantor or otherwise responsible for any liability or obligation (including indebtedness) of any other Person.

           (t)  ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

                (i) To the Knowledge of Gray Wolf, Gray Wolf is in compliance with Environmental, Health, and Safety Requirements, except for such noncompliance as would not have a material adverse effect on the financial condition of Gray Wolf taken as a whole.

                (ii) To the Knowledge of Gray Wolf, Gray Wolf has not received any written notice, report or other information regarding any actual or alleged material violation of

Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigator, remedial or corrective obligations, relating to Gray Wolf or its facilities arising under Environmental, Health, and Safety Requirements, the subject of which would have a material adverse effect on the financial condition of Gray Wolf.

                (iii) This Section 5(t) contains the sole and exclusive representations and warranties of Gray Wolf with respect to any environmental, health, or safety matters, including without limitation any arising under any Environmental, Health, and Safety Requirements.

           (u) CERTAIN BUSINESS RELATIONSHIPS WITH GRAY WOLF. Except as provided in the Gray Wolf Disclosure Schedule, no Affiliate of Gray Wolf other than TransGlobal Financial Corporation and Mike M. Mustafoglu has been involved in any material business arrangement or relationship with Gray Wolf within the past 12 months and none of Gray Wolf or its Affiliates owns any material asset, tangible or intangible, which is used in the business of Gray Wolf.

           (v)  DISCLOSURE. The representations and warranties contained in this
Section 5 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5 not misleading. Except for general economic conditions, there is no information known to Gray Wolf, but not disclosed in this Agreement or the Gray Wolf Disclosure Schedule or Exhibit hereto that materially adversely affects or with the passage of time could materially adversely affect the business, properties, assets, prospects, condition, financial or other, of the Company.

      6. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

           (a) GENERAL. Each of the Parties will use its reasonable business efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

           (b) NOTICES AND CONSENTS. The Company, on the one hand, and Gray Wolf, on the other hand, will give any notices to third parties, and will use its best efforts to obtain any third party consents, and any authorizations, consents, and approvals of governments and governmental agencies, that the other may reasonably request in connection with the matters referred to in Section 3(a)(i) and Section 3(b)(i) above.

           (c) OPERATION OF BUSINESS. Except as set forth on Schedule 6(c) attached, neither the Company nor Gray Wolf will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

               (i) neither the Company nor Gray Wolf will authorize or effect any change in its Certificate of Incorporation or bylaws other than the changes effected by: (A) Gray Wolf's Certificate of Amendment filing, (B) Gray Wolf's Certificate of Designations filing and (C) REAADS filing of the
Certificate of Merger;

               (ii) neither the Company nor Gray Wolf will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except (A) the issuance by Gray Wolf of up to nine hundred fifty thousand (950,000) Company Common Shares, and (B) upon the conversion or exercise of

REAADS options, warrants, and other rights currently outstanding and disclosed in Section 4(b) of this Agreement);

               (iii) neither the Company nor Gray Wolf will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock.

               (iv) neither the Company nor Gray Wolf will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

               (v) neither the Company nor Gray Wolf will impose any Security Interest upon any of its assets;

               (vi) neither the Company nor Gray Wolf will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

               (vii) neither the Company nor Gray Wolf will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

               (viii) neither the Company nor Gray Wolf will commit to any of the foregoing.

           (d) FULL ACCESS. The Company, on the one hand, and Gray Wolf on the other hand, will each permit representatives of the other to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the other, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the other. Each Party will treat and hold as such any Confidential Information it receives from the other in the course of the reviews contemplated by this
Section 6(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the source all tangible embodiments (and all copies) thereof which are in its possession.

           (e) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3, Section 4 or Section 5 above. Following the Closing, no disclosure by any Party pursuant to this
Section 6(e) shall be deemed to amend or supplement its respective Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

           (f) EXCLUSIVITY. The Company will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of the Company (including any acquisition structured as a merger, consolidation, or share exchange) prior to May 15, 1998. The Company shall notify Gray Wolf immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

           (g) CONFIDENTIAL INFORMATION. All copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, manufacturing processes and procedures, formulae, methodologies, inventions, product designs, product specifications and drawings, and other confidential and/or proprietary information of the Company or of Gray Wolf disclosed to the other in the course of negotiating this Agreement or under or pursuant to this Agreement (the "Confidential Information") will be held in confidence and not used or disclosed by the receiving party or any of its employees, affiliates or agents. It is agreed that the Confidential Information will NOT include information that: (a) is proven to have been known to receiving party prior to receipt of such information from the disclosing party, as evidenced by documentation in the files of the receiving party; (b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to the disclosing party;
(c) is now, or later becomes part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement by the receiving party. This provision shall survive the termination of this Agreement for any reason.

           (h) COMPLIANCE WITH CONSULTING AGREEMENT. During the term of the Consulting Agreement between the Gray Wolf and TransGlobal Financial Corporation described in Section 7(a)(xi) of this Agreement, the Company and Gray Wolf will at all time comply with and perform in all respects the covenants, obligations, agreements and commitments that Gray Wolf is required to perform or comply with under the Consulting Agreement.

      7.   CONDITIONS TO OBLIGATION TO CLOSE.

           (a) CONDITIONS TO OBLIGATION OF GRAY WOLF. The obligation of Gray Wolf to consummate the transactions to be performed by it in connection with this Agreement is subject to satisfaction of the following conditions:

               (i) The Company shall have procured all of the third party consents specified in Section 3(a)(i) above;

               (ii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

               (iii) The Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iv) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

               (v) Gray Wolf shall have completed its due diligence of the Company to its satisfaction;

               (vi) The Company shall have delivered to Gray Wolf a certificate to the effect that each of the conditions specified above in this
Section 7(a) is satisfied in all respects;

               (vii) on the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened;

               (viii) on the Closing Date, no material adverse change shall have occurred in the Company's business, assets, including without limitation any of the Intellectual Property, or in the Company's financial condition, or prospects, whether such materially adverse change shall have occurred as a result of litigation, competition, legislation or other change in law, or fire, explosion, earthquake, disaster, accident, labor dispute, any action by any governmental authority, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy;

               (ix) all issued and outstanding warrants, options and Company Preferred Shares shall have been canceled, redeemed, exchanged and/or converted such that as of the Closing Date there shall not be any outstanding warrants, options or Company Preferred Shares, or any other purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to issue its capital stock;

               (x) 204,000 Company Common Shares shall be outstanding effective as of the Closing;

               (xi) Gray Wolf shall have executed and delivered to TransGlobal Financial Corporation, the Consulting Agreement substantially in the form attached as Exhibit G to this Agreement;

               (xii) Gray Wolf shall have negotiated employment agreements satisfactory to it with each of Luis R. Lopez, MD, Douglass T. Simpson, Ann L Steinbarger, William G. Fleming, Taryn
G. Reynolds, and Catherine O. Fink;

               (xiii) Gray Wolf shall have (A) entered into and consummated the transactions contemplated by certain Subscription Agreements, each among Gray Wolf and the Purchaser(s) thereto, and (B) obtained aggregate proceeds from sale of securities pursuant to such agreements of $1,000,000;

               (xiv) The Company Shareholders (other than Chugai Pharmaceutical Corporation) each shall have executed and delivered the Lock-Up Agreement;

               (xv) on the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened;

               (xvi) all actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Gray Wolf. Without limiting the generality of the foregoing, the Company shall have delivered the following:

                        A. A certificate of the corporate secretary of the Company attaching the Certificate of Incorporation, bylaws, board of director and shareholder resolutions authorizing the transactions contemplated hereby, and a statement as to the incumbency of the persons executing this agreement or any document, certificate or instrument contemplated thereby.

      Gray Wolf may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

           (b) CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the transactions to be performed by it in connection with this Agreement is subject to satisfaction of the following conditions:

                (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                (ii) Gray Wolf shall have performed and complied with all of its respective covenants hereunder in all material respects through the Closing;

                (iii) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                (iv) Gray Wolf shall have amended its Certificate of Incorporation to provide for a series of the Gray Wolf Preferred Shares having the rights, preferences and designations as described on Exhibit H hereto;

                (v) The Company shall have completed its due diligence of Gray Wolf to its satisfaction;

                (vi) Gray Wolf shall have delivered to the Company a certificate to the effect that each of the conditions specified above in this
Section 7(b) is satisfied in all respects;

                (vii) Gray Wolf shall have changed its name to CORGENIX MEDICAL CORPORATION;

                (viii) Gray Wolf shall have (A) entered into and consummated the transactions contemplated by certain Subscription Agreements, each among Gray Wolf and the Purchaser(s) thereto; (B) obtained aggregate proceeds from sale of securities pursuant to such agreements of $1,000,000; and (C) deposited the net proceeds thereof at Eagle National Bank, N.A., in account #0121-898;

                (ix) all actions to be taken by Gray Wolf in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company. Without limiting the generality of the foregoing, Gray Wolf shall have delivered the following:

                       A. A certificate of the corporate secretary of Gray Wolf and of the Gray Wolf Subsidiary attaching with respect to each the Certificate of Incorporation, bylaws, board of director and shareholder resolutions authorizing the transactions contemplated hereby, and a statement as to the incumbency of the persons executing this agreement or any document, certificate or instrument contemplated thereby.

      The Company may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.

      8. AUTHORIZATION, REGISTRATION AND SALE OF SERIES A PREFERRED STOCK AND WARRANTS.

           (a) ISSUANCE AND SALE. Gray Wolf agrees to authorize and sell an aggregate of one million (1,000,000) Gray Wolf Preferred Shares, designated as shares of Series A Preferred Stock, and Warrants to purchase an aggregate of one million (1,000,000) shares of Common Stock at an exercise price therefore of Two and No/100 United States ($2.00) Dollars per share. The aggregate purchase price at which Gray Wolf shall sell the Preferred Stock and Warrants is One Million and No/100 United States Dollars ($1,000,000), or One and No/100 Dollars ($1.00) per unit, each unit consisting of one (1) share of Series A Preferred Stock and one (1) Warrant.

           (b) THE SERIES A PREFERRED STOCK. Subject to the terms and conditions of this Agreement, Gray Wolf has authorized the execution and delivery of one or more certificates for the Series A Preferred Stock and Warrants as contemplated by this Section 8. The designations, rights, restrictions and limitations of the Series A Preferred Stock shall be as set forth in the Certificate of Designations attached as Exhibit H to this Agreement, which shall be filed by Gray Wolf with the Nevada Secretary of State prior to or simultaneously with the consummation of the Merger. The Warrants shall be in the form and shall contain the terms and conditions set forth in Exhibit I attached to this Agreement.

           (c) SECURITIES ACT REGISTRATION. Within thirty (30) days after the Closing Date, Gray Wolf will file a Registration Statement to register the Common Stock underlying and issuable upon conversion of the Series A Preferred Stock or exercise of the Warrants ("Underlying Shares") under the Securities Act on Form S-1, SB-2 or on another form appropriate for such registration, and use its best efforts to cause such registration to be declared effective as expeditiously as possible, and in any event within a period of sixty (60) days thereafter.

           (d) EXCHANGE ACT REGISTRATION. Within thirty (30) days after the Closing Date, Gray Wolf will file a Registration Statement to register Gray Wolf under Section 12(g) of the Exchange Act on Form 10 or another form appropriate for such registration.

           (e) NASDAQ SMALL CAP MARKET LISTING. Upon the earlier of sixty (60) days after the Closing Date, or the date of the first exercise of the Warrants, Gray Wolf will file an application to list its Common Stock for trading on the NASDAQ Small Cap Market, and diligently endeavor to perfect such listing as expeditiously as possible, and in any event within a period of thirty (30) days thereafter.

           (f) RULE 504 OFFERING. In the event the registration of the Underlying Shares shall not have been declared effective by the United States Securities and Exchange Commission within a period of six (6) months from the Closing Date, then Gray Wolf covenants and agrees that it will issue the Underlying Shares to the purchasers of the Preferred Stock and Warrants, upon conversion of the Preferred Stock or exercise of the Warrants, without restrictive legend, stop transfer order or other restriction on transfer, pursuant to the transactional exemption afforded by Rule 504 of Regulation D promulgated under the Securities Act.

      9.   REMEDIES FOR BREACHES OF THIS AGREEMENT.

           (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Company contained in Sections 3(a) and 4 shall survive the Closing hereunder for a period of three (3) years from the Closing Date, unless the breaching Party had Knowledge of any misrepresentation or breach of warranty at the time of the Closing, in which event such representations, warranties and covenants shall continue in full force and effect (subject only to any applicable statutes of limitations).

           (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF GRAY Wolf. In the event the Company, breaches any of the representations, warranties and covenants contained in Sections 3(a) and 4 of this Merger Agreement, provided that TransGlobal Financial Corporation makes a written claim for indemnification against the Company in the manner provided in Section 11(g) below within any applicable survival period, then the Company agrees to indemnify TransGlobal Financial Corporation from and against any such Adverse Consequences Gray Wolf or TransGlobal Financial Corporation shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences Gray Wolf or TransGlobal Financial Corporation shall suffer after the end of any applicable survival period) caused proximately by the breach in the manner provided in paragraphs (i) - (iii) of this Section 9(b).

                (i) LIMITATIONS ON INDEMNITY. The indemnification obligations of the Company under this Section 9(b) shall be subject to the following limitations:

                      (A)  DEDUCTIBLE.    The   Company   shall   be
obligated to pay indemnity for any Adverse Consequences only to the extent that such Adverse Consequences exceed $100,000 in the aggregate.

                      (B) CEILING. The Company shall not be
obligated to pay indemnity for any Adverse Consequences in excess of $2,000,000.

                (ii) PAYMENT OF INDEMNITY. The indemnity by the Company under this Section 9(b) shall be payable hereunder, at the option of the indemnifying party, in cash or in Gray Wolf Common Shares in an amount determined in accordance with paragraph 9(b)(iii) below.

                (iii) DETERMINATION OF ADVERSE CONSEQUENCES AND NUMBER OF GRAY WOLF COMMON SHARES DELIVERABLE. The Parties shall make appropriate adjustments for tax benefits and insurance coverage in determining Adverse Consequences for purposes of this Section 9(b). All indemnification payments under this Section 9(b) shall be deemed adjustments to the Merger Consideration. If Gray Wolf Common Shares are to be delivered as indemnity under this Section 9(b), the number of Gray Wolf Common Shares to be delivered shall be determined by dividing the amount of the Adverse Consequences by .3268.

                (c) LIQUIDATED DAMAGES FOR BREACH OF CERTAIN PROVISIONS. If Gray Wolf shall fail to perform its obligations under Sections 8(b)-8(f), inclusive, of this Agreement, the Company and Gray Wolf, jointly and severally, shall pay to TransGlobal Financial Corporation, as liquidated damages, and not as a penalty, $1,000.00 for each day that Gray Wolf has not complied with such obligations, provided that if the Company shall have failed to comply with more than one of Sections 8(b) - 8(f), inclusive, of this Agreement, the liquidated damages shall be multiplied by the number of such Sections with respect to which Gray Wolf is in default of its obligations.

                (d) SPECIFIC ENFORCEMENT. The Parties specifically acknowledge and agree that TransGlobal Financial Corporation will be entitled to specific performance and/or injunctive relief because without such remedies the damage to TransGlobal Financial Corporation will be irreparable and money damages inadequate in the event that Gray Wolf and/or the Company breaches the Consulting Agreement between Gray Wolf and the TransGlobal Financial Corporation.

      10.  TERMINATION.

           (a) TERMINATION OF AGREEMENT. Either of the Company or Gray Wolf may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

               (i) Either of Gray Wolf or the Company may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

               (ii) Gray Wolf may terminate this Agreement by giving written notice to the Company at any time prior to the Effective Time (A) in the event the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Gray Wolf has notified the Company of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach has been delivered in accordance with Section 11(g) below or (B) if the Closing shall not have occurred on or before May 15, 1998, (unless the failure to close results primarily from Gray Wolf breaching any representation, warranty, or covenant contained in this Agreement);

               (iii) the Company may terminate this Agreement by giving written notice to Gray Wolf at any time prior to the Effective Time (A) in the event that Gray Wolf has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified Gray Wolf of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach has been delivered in accordance with
Section 11(g) or (B) if the Closing shall not have occurred on or before May 15, 1998, (unless the failure to close results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement);

           (b) EFFECT OF TERMINATION. If Gray Wolf or the Company terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 6(g) shall survive any such termination for a period of three (3) years.

      11.  GENERAL.

           (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Neither Gray Wolf nor the Company shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

           (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than (i) the Parties, (ii) the Company Shareholders; (iii) TransGlobal Financial Corporation; and (iv) their respective successors and permitted assigns.

           (c) ENTIRE AGREEMENT. This Agreement, and the other documents referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes any prior understandings or agreements, oral or written, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.

           (d) BINDING AGREEMENT; NON-ASSIGNABILITY. Each of the provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the personal representatives, heirs, devisees, successors and assigns of the respective parties hereto; but none of the rights or obligations attaching to any party shall be assignable.

           (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

           (f) HEADINGS. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

           (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to Company:

      REAADS Medical Products, Inc.
      12061 Tejon Street
      Westminster, CO 80234
      Attn:  President

      Copy to:

      Steven A. Erickson, Esq.
      Hutchinson, Black and Cook, LLC
      1215 Spruce Street
      Boulder, CO 80302

      If to Gray Wolf or TransGlobal Financial Corporation:

      14255 U.S. Highway 1
      Suite 253
      Juno Beach, Florida 33408

      Copy to:

      John N. Blair, Esq.
      Blair & Roach
      2645 Sheridan Drive
      Tonawanda, New York 14150

      Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

           (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

           (i) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware GCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

           (j) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or its application to any person or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons or circumstances shall remain in full force and effect.

           (k) EXPENSES. All expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Company.

           (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

           (m) GENDER, NUMBER AND TENSE. Throughout this Agreement, as the context may require, the masculine gender includes the feminine and neuter, and the neuter gender includes the masculine and feminine.

           (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


      Gray Wolf Technologies, Inc.

      By: /s/ Mike M. Mustafogler
          --------------------------
      Title: President
             -----------------------


      REAADS Medical Products, Inc.


      By: /s/ Douglass T. Simpson
          --------------------------
      Title: President
             -----------------------

                                    EXHIBIT A

                                    EXHIBIT B

                              CERTIFICATE OF MERGER
                                       OF

                                 CORGENIX, INC.
                            (a Delaware corporation)

                                      INTO

                          REAADS MEDICAL PRODUCTS, INC.
                            (a Delaware corporation)



                           Pursuant to Section 252 of
                           the General Corporation Law
                            OF THE STATE OF DELAWARE


      REAADS Medical Products, Inc., a Delaware corporation, DOES HEREBY
CERTIFY:

      1. CORGENIX, INC., the constituent corporation being merged into REAADS Medical Products, Inc., the surviving corporation, was incorporated under the laws of the State of Delaware. REAADS Medical Products, Inc., the surviving corporation, was incorporated under the laws of the State of Delaware.

      2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations, in accordance with Section 252(c) of the General Corporation Law of the State of Delaware.

      3. The name of the surviving corporation shall be CORGENIX, INC.

      4. The certificate of incorporation of REAADS Medical Products, Inc. shall be the certificate of incorporation of the surviving corporation, except that the certificate of designations filed April 25, 1996 by the Secretary of State of the State of Delaware relating to the Company Preferred Shares shall be terminated and shall not be part of the certificate of incorporation of the surviving corporation.

      5. The By-laws of REAADS Medical Products, Inc. shall be the By-laws of the surviving corporation.

      6. The officers of the surviving corporation shall be:

                President
                Vice President
                Secretary
                Treasurer

      7. The directors of the surviving corporation shall be:

                Mike Mustafoglu

      8. The original, executed Agreement and Plan of Merger is on file at the principal place of business of REAADS Medical Products, Inc., 12061 Tejon Street, Westminster, CO, 80234, a copy of which will be furnished by the surviving corporation, on request and without any cost to any stockholder of any constituent corporation.

      IN WITNESS WHEREOF, this Certificate of Merger of CORGENIX, INC. into REAADS Medical Products, Inc. has been executed by the
President  of  REAADS  Medical   Products,   Inc.   thereunto  duly
authorized,  and  the  seal  of  said  corporation  has  been  duly
affixed hereto this      day of May, 1998.
                    ----
                                       REAADS MEDICAL PRODUCTS, INC.

                                       By:
                                          ---------------------------------
                                                              , President

ATTEST:
By:
SEAL:

                                    EXHIBIT C



THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE WARRANT IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION FROM THEIR COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES.

                             STOCK PURCHASE WARRANT

No.
    --
               To Purchase Shares of Common Stock of

                          CORGENIX MEDICAL CORPORATION

THIS CERTIFIES that, for value received,                               (the
                                         -----------------------------
"Holder"), is entitled, upon the terms and subject to the conditions hereinafter
set forth, at any time on or after May    , 1998 and on or prior to May    ,
                                       ---                              ---
2003 (the "Termination Date") but not thereafter, to subscribe for and purchase from CORGENIX MEDICAL CORPORATION, a corporation incorporated under the laws of the State of Nevada (the "Company" or "Corgenix"), the number of shares (the "Warrant Shares") of Common Stock, $.001 par value per share of the Company (the "Common Stock") provided in Section 3 below. The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be equal to $.001. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued
in connection with an Agreement and Plan of Merger dated May    , 1998 (the
                                                             ---
"Agreement") among the Company, Gray Wolf Acquisition Corp. (a wholly-owned subsidiary of the Company), and REAADS Medical Products, Inc. Unless otherwise defined herein, capitalized terms used in this Warrant have the meanings ascribed to them in the Agreement. This Warrant is one of the Gray Wolf Anti-Dilution Warrants referenced in the Agreement.

      1. TRANSFER OF WARRANT. This Warrant and all rights hereunder are transferable by gift, will and by operation of the laws of distribution and descent. Any other transfer shall require the prior written consent of the Company and its financial adviser TransGlobal Financial Corporation.

      2. AUTHORIZATION OF SHARES. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon such exercise and full payment of the Exercise Price for the shares so exercised, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

      3.   EXERCISE OF WARRANT.

           (a) ACCRUAL EVENTS. The right to exercise and purchase the Warrant Shares represented by this Warrant shall accrue upon the following events:

                (i)  The  exercise  of one or more  Corgenix  $2.00
Warrants; or

                (ii) The conversion of one or more shares of Corgenix Series A Convertible Preferred Stock to Corgenix Common Stock; or

                (iii)On or after November   , 1998.
                                          --

           (b) ACCRUAL FORMULA. The number of Warrant Shares which shall be exercisable from time to time under this Warrant (hereafter, the "Accrued Warrant Shares") shall be determined as follows:

                (i) NUMBER OF ACCRUED WARRANT SHARES PRIOR TO NOVEMBER   , 1998.
                                                                       --
The number of Accrued Warrant Shares exercisable at any time prior to November
  , 1998 shall be determined according to the following mathematical formula:
--
                 (a + b)  (n)
                 ------------
                                  - d  = Number of Accrued Warrant Shares
                 2,000,000
      where:

      a = the number of Corgenix $2.00 Warrants exercised to the date of the current Accrual Event;

      b = the number of shares of Corgenix Common Stock received upon conversion of Corgenix Series A Convertible Preferred Stock to the date of the current Accrual Event;

      n =      (the total number of Warrant Shares represented by this Warrant
          ----
prior to November   , 1998);
                  --
      d = the number of Warrant Shares previously exercised by Holder.

                (ii) NUMBER OF ACCRUED WARRANT SHARES ON OR AFTER NOVEMBER   ,
                                                                           --
1998. The number of Accrued Warrant Shares exercisable at any time on or after
November   , 1998 shall be determined according to the following mathematical
         --
formula:

                m
            ----------
      l  -                   n'   -  d  =   Number of Accrued Warrant Shares
            $1,000,000

      where:
      m = the dollar amount of Corgenix Series A Convertible Preferred Stock
sold through November   , 1998;
                      --
      n' =     (the total number of Warrant Shares represented by this Warrant
           ---
on or after November   , 1998);
                     --
      d = the number of Warrant Shares previously exercised by Holder.

      Notwithstanding the foregoing, if as of November   , 1998, Accrued Warrant
                                                       --
Shares determined under Section 3(b)(i) exist under this Warrant but are unexercised, the number of Accrued Warrant Shares exercisable under this Section 3(b)(ii) shall not be less than the number of Accrued Warrant Shares determined under Section 3(b)(i) above.

           (c) GENERAL. Accrual Warrant Shares may be purchased at any time or times, and from time to time, from and after the happening of an Accrual Event, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in this Warrant, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three (3) calendar days after the date on which this Warrant shall have been exercised as aforesaid, or be subject to the damages set forth in the Agreement. Payment of the Exercise Price may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares. If this Warrant is exercised for less than the full number of Warrant Shares represented hereby, the Company shall issue to Holder a substitute Warrant representing the number of Warrant shares remaining unexercised.

      4. FRACTIONAL SHARES. Fractional shares shall be issued as necessary upon exercise of this Warrant.

      5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

      6. CLOSING OF BOOKS. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant for a period of time in excess of five (5) trading days per year.

      7. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be, and be deemed to be, issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

      8. ASSIGNMENT AND TRANSFER OF WARRANT. This Warrant may be assigned by the surrender of this Warrant and the execution of an Assignment Form at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any expenses of transfer incidental thereto and that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act of 1933 (the "Securities Act"), or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

      9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

      10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday in the State of Nevada, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

      11. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

           In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

      12. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and/or extend the Termination Date for any period of time deemed appropriate by the Board of Directors of the Company.

      13. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

      14. AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the NASDAQ Small Cap Stock Market or any domestic securities exchange upon which the Common Stock may be listed.

      15. TRANSFER RESTRICTIONS REGARDING COMMON STOCK UNDERLYING THE WARRANT. The certificate or certificates representing the shares of Common Stock to be issued at any time upon exercise of any part or all of this Warrant, shall be subject to the following legend restricting transfer under the Securities Act of 1933, such legend to be substantially as follows:

           "THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"). THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION FROM THEIR COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES."

      16.  GENERAL.

           (a) ISSUE DATE; JURISDICTION. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Nevada, without regard to its conflict of law, principles or rules.

           (b) RESTRICTIONS. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

           (c) MODIFICATION AND WAIVER. Except as otherwise provided in this Warrant, this Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by each of the Company and Investor.

           (d) NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holders hereof by the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

           (e) CAPITALIZED TERMS. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Agreement.

           (f) ENTIRE AGREEMENT. This Warrant, together with all documents referenced herein, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or Warrant of in the Agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  May   , 1998
           ---


                               CORGENIX MEDICAL CORPORATION



                               By:
                                  -------------------------------------
                                                         , President

NOTICE OF EXERCISE



To:   CORGENIX MEDICAL CORPORATION


      (1) The undersigned hereby elects to exercise          warrants to
                                                    --------
purchase shares of Common Stock, $.001 par value per share (the "Common Stock") of CORGENIX MEDICAL CORPORATION pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

      (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                -------------------------------
                (Name)

                -------------------------------
                (Address)
                -------------------------------




Dated:


                                    -----------------------------
                                    Signature

                                                                       EXHIBIT D


                          STOCKHOLDER LOCK-UP AGREEMENT


      THIS STOCKHOLDER LOCK-UP AGREEMENT ("Agreement") is made effective as of April 27, 1998, among REAADS Medical Products, Inc., a Delaware corporation ("REAADS"), Gray Wolf Technologies, Inc., a Nevada corporation ("Gray Wolf") and the undersigned stockholder ("Stockholder").

      Gray Wolf and REAADS are party to an Agreement and Plan of Merger, pursuant to which REAADS will merge with Gray Wolf Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Gray Wolf (the "Merger"). Pursuant to the Merger, holders of REAADS common stock will receive 25 shares of Gray Wolf common stock plus a warrant (the "Protective Warrant") to purchase up to 9.8 shares of Gray Wolf common stock (subject to the occurrence of certain contingencies) in exchange for each one (1) share of REAADS common stock held at the effective time of the Merger (the "Merger Consideration"). As a condition to receipt of the Merger Consideration, each holder of REAADS common stock is required under the Merger Agreement to execute this Agreement.

      As used herein, the term "Restricted Stock" means (i) all Gray Wolf common stock included in the Merger Consideration, (ii) all Gray Wolf common stock issued on exercise of the Protective Warrants prior to the one year anniversary date of the Merger, and (iii) all Gray Wolf common stock issued as a dividend on, or in exchange for or conversion of, the foregoing.

      In consideration of the mutual promises, covenants and conditions set forth below, the parties mutually agree as follows:

      1. RESTRICTED STOCK BOUND. All shares of Restricted Stock acquired by Stockholder in connection with the Merger, including any shares received upon exercise of the Protective Warrants, shall be subject to the terms and restrictions set forth in this Agreement. No shares of Restricted Stock may be transferred by Stockholder in any manner except in strict accord with the terms of this Agreement.

      2.   LOCK-UP.  The Stockholder  agrees not to effect any sale
or  transfer   of  the   Restricted   Stock   until  the   one-year
anniversary of the Merger.

      3. STOCK HELD BY ESCROW AGENT. To ensure compliance with the terms of this Agreement, the share certificates representing the Restricted Stock shall be deposited with Blair & Roach, counsel to Gray Wolf, as escrow agent (or a substitute escrow agent selected by Gray Wolf), until the one-year anniversary date of the Merger.

      4. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by the parties hereto.

      5. WAIVER. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by TransGlobal Financial Corporation.

      6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

      7. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.




REAADS MEDICAL PRODUCTS, INC.,      GRAY WOLF TECHNOLOGIES, INC.,
a Delaware corporation              a Nevada corporation


By:                                  By:

Title:                               Title:

                                                                       EXHIBIT E

                                                                       EXHIBIT F

                                                                       EXHIBIT G


                              CONSULTING AGREEMENT


      THIS AGREEMENT ("Agreement") is made and entered into this       day of
                                                                 -----
May, 1998 by and between TransGlobal Financial Corporation ("TGF"), a Florida corporation having a place of business at 14255 U.S. Highway 1, Suite 253, Juno Beach, Florida 33408 and, CORGENIX MEDICAL CORPORATION ("the Company"), a Nevada corporation having a place of business at 12061 Tejon Street, Westminster, Colorado 80234.

                              W I T N E S S E T H:

      WHEREAS, the Company desires to obtain general financial advisory and investment banking services from TGF; and

      WHEREAS, TGF desires to perform these services for the Company on terms and conditions as set forth herein;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and TGF hereto agree as follows:

      1. ENGAGEMENT OF TGF. Subject to the terms of this Agreement, the Company does hereby appoint and engage TGF as a consultant and TGF hereby accepts its appointment and engagement by the Company as a consultant to the Company with respect to the services specified in paragraph 2 of this Agreement for the compensation set forth in paragraph 4 of this Agreement.

      2.   SERVICES.

           (a) As mutually determined from time to time by TGF and the Company, during the term specified in paragraph 3 of this Agreement, TGF shall undertake to consult with and advise the Company, by telephone or in person, with respect to financial and business matters, including but not limited to assistance with fund raising to implement the Company's business plans, implementation of the Company's efforts to review capitalization, raise funding, or pursue mergers, acquisitions or divestitures and other transactions, on an exclusive basis.

           (b) TGF agrees to spend a reasonable amount of time needed to accomplish its services under this Agreement, and to be available for telephone calls, meetings and other matters on as needed basis.

      3. TERM.Except as otherwise specified in paragraph 4 hereof, this Agreement shall be effective for three (3) years from its execution by TGF and the Company.

      4.   COMPENSATION.

           (a) As full consideration for the services to be provided pursuant to paragraph 2 of this Agreement (and in addition to the expenses provided for in paragraph 5 hereof), the Company shall pay TGF the following fees:

                (i) RETAINER FEE. The Company hereby agrees to pay TGF or TGF's designee(s), an aggregate of One Hundred Eighty Thousand Dollars ($180,000), payable in thirty-six (36) monthly installments of $5,000 on or before the tenth
(10th) day of each month during the term of this Agreement.

                (ii) TRANSACTION FEES.

                     1. For financing secured on behalf of the Company by or through TGF on terms and conditions reasonably acceptable to the Company, the Company will pay TGF cash fees at the closing of such financing in an amount equal to: (a) five percent (5%) of any and all funds committed and available to the Company in any equity financing, and (b) three percent (3%) of any and all funds committed and available to the Company in any debt financing.

                     2. In the event that TGF represents the Company with respect to a merger, acquisition, investment, exchange, or other disposition of securities or assets of the Company and/or a merger or acquisition candidate, then the Company shall pay TGF a Transaction Fee equal to 5% of the total market value on the day of the closing of stock, cash, assets and all other property (real or personal) exchanged or received, directly or indirectly by the Company or any of its security holders in connection with any such transaction, which Transaction Fee shall be payable by the Company in the same form in which consideration is payable to the Company or its security holders pursuant to such merger, acquisition, investment, exchange or other disposition of securities or assets.

                     3. In the event TGF introduces the Company to a joint venture partner or customer and sales develop as a result of the introduction, the Company hereby agrees to pay a fee of five percent (5%) of the before tax income generated from this introduction during the life of the venture following the date of the first sale. For the computation of the before tax income, sales shall be cash receipts less any applicable refunds, returns, allowances, credits and shipping charges and monies paid by the Company by way of settlement or judgment arising out of claims made by or threatened against the Company. Commission payments shall be paid on the 15th day of each month following the receipt of customer's payment. In the event any adjustments are made to the total sales after the commission has been paid, the Company shall be entitled to an appropriate refund or credit against future payments under this Agreement.

           (b) All fees to be paid pursuant to this Agreement, except as otherwise specified, are due and payable to TGF at the closing or closings of any transaction specified in paragraph 4 hereof. In the event that this Agreement shall not be renewed or if terminated for any reason, notwithstanding any such non-renewal or termination, TGF shall be entitled to a full fee as provided under paragraph 4 and expense reimbursement as provided in paragraph 5 hereof, for any transaction for which the discussions were initiated during the term of this Agreement and which is consummated within a period of twelve months after non-renewal or termination of this Agreement.

           (c) The Company and TGF mutually agree that the status of TGF is that of an independent contractor operating at its own risk. TGF agrees that it is not and will not act, represent, describe or hold itself out in any way, directly or by implication, as a partner, joint venturer or agent of the Company and will not describe itself as a representative for the Company, except with respect to the performance of the services contemplated by paragraph 2 of this Agreement.

           (d) The obligation of the Company to pay the fees described in subparagraph 4 of this Agreement shall be absolute and unconditional as long TGF performs its obligations under this Agreement, and shall be payable without offset, deduction or claim of any kind or character.

           (e) The Company hereby acknowledges and consents that TGF may receive additional fees or other compensation from one or more of the lenders, subscribers, customers, investors or parties to any transaction described in paragraph 4(a)(ii), or any sources of funding identified by TGF, for various services which may include, in part, services related to this Agreement.

      5. EXPENSES. In addition to the fees payable hereunder, and regardless of whether any transaction set forth in paragraph 4 hereof is proposed or consummated, the Company shall reimburse TGF for all fees and disbursements of TGF's counsel and TGF's travel and out-of-pocket expenses incurred in connection with the services performed by TGF pursuant to this Agreement, including without limitation, hotels, food and associated expenses and long distance calls, but excluding any expenses incurred by TGF in connection with any action, suit or proceeding between TGF and the Company relating to the services to be performed by TGF pursuant to this Agreement.

      6. LIABILITY OF TGF.

           (a) The Company acknowledges that all opinions and advice (written or oral) given by TGF to the Company in connection with TGF's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of TGF to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to TGF, or use TGF's name in any annual reports or any other statements, reports or releases of the Company without TGF's prior written consent.

           (b) The Company acknowledges that TGF makes no commitment whatsoever as to making or causing others to make a market in the Company's securities or as to recommending or advising its clients to purchase the Company's securities. Research reports or corporate finance reports that may be prepared by TGF will, when and if prepared, be done solely on the merits, and will be based upon the independent judgment and analysis of TGF or any senior corporate finance personnel of TGF. TGF agrees to use its best efforts to secure the financing necessary to implement the Company's reasonable business plans.

      7. TGF'S SERVICES TO OTHERS. The Company acknowledges that TGF or its affiliates are in the business of providing financial advisory and investment banking consulting advice to others. Nothing contained in this Agreement shall be construed to limit or restrict TGF in conducting such business with others, or in rendering such advice to others, except to any competitors of the Company.

      8.   COMPANY INFORMATION.

           (a) The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, TGF will use and rely on data, material and other information furnished to TGF by the Company. The Company acknowledges and agrees that in performing its services under this Agreement, TGF may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of such data, material or other information.

           (b) Except as contemplated by the terms of this Agreement or as required by applicable law, TGF shall keep confidential all material, non-public information provided to it by the Company, and shall not disclose such information to any third party, other than such of its employees and advisors as TGF determines have a need to know.

      9.   INDEMNIFICATION.

           (a) (i) The Company shall indemnify and hold TGF harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any other federal or state statue, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with the services rendered by TGF or any transactions in connection with this Agreement, except for any liabilities, claims and lawsuits (including awards and/or judgments), arising out of and proximately caused by the reckless acts or omissions of TGF, or with respect to which TGF is obligated to indemnify the Company under paragraph 9(b)(i) of this Agreement. In addition, the Company shall also indemnify and hold TGF harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

                (ii) TGF shall give the Company prompt notice of any such liability, claim or lawsuit which TGF contends is subject to the Company's indemnification obligations under this Agreement, and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

           (b) (i) TGF shall indemnify and hold the Company harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act, the Exchange Act or any other federal or state statue, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact required to be stated or necessary to make the statement therein, not misleading, which statement or omission was made in reliance upon information furnished in writing to the Company by TGF for inclusion in any registration statement or prospectus or any amendment or supplement thereto in connection with any transaction to which this Agreement applies, except for any liabilities, claims and lawsuits (including awards and/or judgments) with respect to which the Company is obligated to indemnify TGF under paragraph 9(a)(i) of this Agreement. In addition, TGF shall also indemnify and hold harmless the Company against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

                (ii) The Company shall give to TGF prompt notice of any such liability, claim or lawsuit which the Company contends is the subject to TGF's indemnification obligations under this Agreement, and TGF thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

           (c) In order to provide for just and equitable contribution under this Agreement in any case in which (i) any person entitled to indemnification under this paragraph 9 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this paragraph 9 provides for indemnification in such case, or (ii) contribution under this Agreement may be required on the part of any such person in circumstances for which indemnification is provided under this paragraph 9, then, and in each such case, the Company and TGF shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion taking into consideration the relative benefits received by each party from the transactions in connection with this Agreement, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was assessed, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circumstances; provided, however, that notwithstanding the above, in no event shall TGF shall be required to contribute any amount in excess of 5% of the public offering price of any equity securities, and 3% of the public offering price of any debt securities offered in connection with this Agreement; and provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the omission so to notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of the Contributing Party. The indemnification and contribution rights contained in this paragraph 9 are in addition to any other rights and remedies which either party hereto may have at law, in equity or otherwise.

      10. COVENANTS OF THE COMPANY. The Company covenants and agrees that it will:

           (a) For the duration of this Agreement, furnish to TGF copies of such financial statements and other periodic and special reports as the Company from time to time furnish generally to holders of any class of its securities or to its directors and officers, and promptly furnish TGF (i) a copy of each periodic report the Company shall be required to file with the Securities and Exchange Commission ("Commission"), (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, and (iii) such additional documents and information with respect to the Company or its affairs or any future subsidiaries of the Company, as TGF may from time to time reasonably request.

           (b) Apply the net proceeds from any funding arranged by TGF according to the "Use of Proceeds" that the Company shall be obligated to prepare prior to any such funding; and provide to TGF any periodic reports requested by TGF showing the actual disbursements of funds to monitor whether the "Use of Proceeds" shall have been complied with. The Company will not apply funds in any manner inconsistent with such "Use of Proceeds" except with TGF's prior written consent.

           (c) Provide TGF, upon its request, at the Company's sole expense, with access to daily consolidated financial transfer sheets relating to the Company's securities.

           (d) Cause two (2) designees selected by TGF to be elected to the Company's Board of Directors (the "Board") during each year of the term of this Agreement and notify TGF of each meeting of the Board ("Representatives"). The Representatives shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings. The Company further agrees that, during the term of this Agreement, the number of seats on the Board shall be five (5), which number shall not be changed without the prior written consent of TGF, and the Company shall schedule no less than four (4) formal and in person meetings of its Board per year, which meetings shall be held quarterly each year and thirty (30) days advance written notice of such meetings shall be given to the Representatives. The Company agrees to indemnify and hold TGF and the Representatives harmless against any and all claims, actions, damages, costs and expenses, and judgments arising solely out of the attendance and participation of the Representatives at any such meeting described herein. In the event that the Company shall maintain a liability insurance policy affording coverage for the acts of its officers and directors, it shall include the Representatives as an insured under such policy, if possible.

           (e) Not issue any shares of Common Stock, Preferred Stock or any warrants, options or other rights to purchase Common Stock or Preferred Stock exceeding 5% of each class of aforesaid securities, in a single or a series of related transactions, without the reasonable prior, written consent of TGF.

      11. NOTICES. All notices, demands and requests required and permitted to be given under the provisions of this Agreement shall be deemed duly given if and when delivered personally or mailed by certified mail, postage prepaid, addressed as follows or to such other address as The Company or TGF may hereafter specify in writing:

           If to The Company:
           CORGENIX MEDICAL CORPORATION
           12061 Tejon Street
           Westminster, CO 80234
           Attention:             , President
                      ------------

           If  to TGF:

           TransGlobal Financial Corporation
           14255 U.S. Highway 1, Suite 253
           Juno Beach, Florida 33408
           Attention: Mike M. Mustafoglu, President

      12.  GENERAL.

           (a) This Agreement embodies the entire agreement and understanding between the Company and TGF with respect to the subject matter hereof and it is expressly agreed that any prior agreements or understandings between The Company and TGF relating to the subject matter of this Agreement, whether oral or written, are canceled by execution of this Agreement

           (b) This Agreement shall be construed and governed in accordance with the laws of the State of Florida.

           (c ) This Agreement shall be binding upon and inure to the benefit of the Company and TGF and their respective successors and assigns. Neither party shall have the right to assign this Agreement, however, without the prior written consent of the other party to this Agreement.

           (d) No modifications or waiver of any provisions of this Agreement shall be valid unless it is in writing and duly executed by the party to be charged. No waiver at any time of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement at that time or a waiver of that or any other provision of this Agreement at any other time.


      IN WITNESS WHEREOF, The Company and TGF have executed this Agreement as of the day and year first above written.

                               CORGENIX MEDICAL CORPORATION:


                               By:
                               Its:

                               TransGlobal Financial Corporation:


                               By:
                                   Mike M. Mustafoglu
                                   President

                                                                       EXHIBIT H

                          CORGENIX MEDICAL CORPORATION
                           CERTIFICATE OF DESIGNATIONS
                          OF PREFERENCES OF SERIES A 5%
                          CONVERTIBLE, PREFERRED STOCK
                      PURSUANT TO SECTION 78.1955(1) OF THE
                        GENERAL CORPORATION LAW OF NEVADA

      The undersigned Mike Mustafoglu, being the President and the Secretary of CORGENIX MEDICAL CORPORATION, a Nevada corporation (the "Corporation"), do hereby make and execute this Certificate of Designations and do hereby certify on behalf of the Corporation that:

      1. They are respectively the duly elected and acting President and Secretary of the Corporation.

      2. On May 7, 1998 the Board of Directors of the Corporation duly adopted the following resolutions designating shares of the Corporation's Preferred Stock as Series A 5% Convertible Preferred Stock and fixing the voting powers, designations, preferences, limitations, restrictions and relative rights thereof:

      RESOLVED, that pursuant to the authority conferred upon the Board of Directors by Article FOURTH of the Corporation's Certificate of Incorporation and Section 78.1955(1) of the General Corporation Law of Nevada, there is hereby established a series of shares of the authorized Preferred Stock of the Corporation designated "Series A 5% Convertible Preferred Stock" (the "Series A Preferred Stock"); that the shares constituting such series and to which this resolution shall apply shall be One Million Five Hundred Thousand (1,500,000) shares; and that the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed on the Series A Preferred Stock shall be as follows:

      Section 1.DESIGNATION AND AMOUNT. The shares of such series shall be designed as "Series A 5% Convertible, Preferred Stock" (herein referred to as "Series A Preferred Stock"), having a par value per share equal to $.001, and the number of shares constituting such series shall be 1,500,000.

      Section 2.DIVIDENDS.

                (a) The holders of Series A Preferred Stock shall be entitled to receive dividends (the "Preferred Dividend") payable in cash or in shares of Series A Preferred Stock, at the rate of $.05 per share per annum (the "Dividend Rate") on a cumulative basis from the actual date of original issue of each share of Series A Preferred Stock (the "Original Issue Date"), whether or not declared, out of funds legally available therefore, payable quarterly in arrears on the fifteenth day of each February, May, August, and November in each year (each a "Dividend Payment Date"). Payments shall commence on August 15, 1998.

Each such Preferred Dividend shall be payable to the holders of record of the Series A Preferred Stock at the close of business on the preceding December 31, March 31, June 30, and September 30, respectively. Each dividend shall be declared by the Board of Directors no more than fifteen (15) days prior to its respective record date. Payments shall equal $.0125 per share on each Dividend Payment Date or such lesser amount as shall result from any proration in respect of any partial quarterly period. The amount of Preferred Dividends payable upon the occurrence of any event described in Sections 3, 5 or 7 hereof shall be computed by multiplying the applicable Dividend Rate by a fraction, the numerator of which shall be the number of days since the preceding Dividend Payment Date to the date of payment of such partial Preferred Dividend and the denominator of which shall be 360. Any shares of Series A Preferred Stock issued as a stock dividend shall be valued for purposes of the Dividend Rate at $1.00 per share of Series A Preferred Stock issued.

                (b) The Dividend Rate shall be adjusted commencing twenty-four
(24) months after the Original Issue Date, by increasing the Dividend Rate to $.10 per share per annum, with the quarterly Preferred Dividend being increased to $.025 per share, and thereafter on each succeeding twelve (12) month anniversary of the Original Issue Date, the Dividend Rate shall be increased such that during the fourth and fifth years following the Original Issue Date the Dividend Rate shall be $.12 and $.14, and the quarterly Preferred Dividend shall be $.03 and $.035, respectively, and so on until all of the outstanding shares of Series A Preferred Stock shall have been redeemed or converted as provided in this Certificate of Designations.

                (c) So long as any of the shares of Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to subscribe for or purchase shares of Common Stock) shall be declared or paid or set apart for payment by the Corporation or other distribution of cash or other property declared or made directly or indirectly by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates with respect to any shares of Common Stock, Preferred Stock or other capital stock over which the Series A Preferred Stock has preference or priority in the payments of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation ("Junior Stock"), nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a purchase or other acquisition of Common Stock made for purposes of any employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking-fund for the redemption of any shares of any such stock) directly or indirectly by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates (except by conversion into or exchange for Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates unless in each case (x) the full Preferred Dividends (including all accumulated, accrued and unpaid dividends) on all outstanding shares of Series A Preferred Stock shall have been paid or such dividends have been declared and set apart for payment for the current dividend periods with respect to the Series A Preferred Stock and (y) sufficient funds shall have been paid or set apart for the payment of the full Preferred Dividend for the current dividend period with respect to the Series A Preferred Stock.

                (d) If and whenever a quarterly Preferred Dividend is not paid on a Dividend Payment Date (whether or not declared), then the amount of such Preferred Dividend remaining in arrears and unpaid from time to time shall bear interest from such Dividend Payment Date until the date it is paid in full at an annual rate equal to ten percent (10%). Interest payable in respect of Preferred Dividends which are in arrears shall be computed on the basis of twelve (12), thirty (30) day months and a 360-day year. No payment shall be applied to the Preferred Dividend due on a Dividend Payment Date unless and until all arrears, including interest thereon, with respect to accumulated, accrued but unpaid Preferred Dividends shall have been paid.

      Section 3.LIQUIDATION, DISSOLUTION, OR WINDING UP.

                (a) In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes and before any sums shall be paid or any assets distributed among the holders of shares of any other class or series of capital stock of the Corporation, including Common Stock, an amount per share equal to One and 10/100's Dollar ($1.10) ("Base Preference Amount") plus an amount equal to all the accrued but unpaid Preferred Dividends (whether or not declared), and the amount equal to all interest, if any, on any Preferred Dividends in arrears, in each case to the date of final distribution to such holders (the "Preference Amount"). The Preference Amount shall be adjusted commencing twelve (12) months after the Original Issue Date, by increasing the Base Preference Amount to One and 20/100's Dollars ($1.20), and thereafter on each succeeding twelve (12) month anniversary of the Original Issue Date the Preference Amount shall be increased by an amount equal to seven percent (7%) of the Base Preference Amount in effect for the preceding twelve (12) month period, such that during the third, fourth and fifth years following the Original Issue Date, the Preference Amount shall be $1.284, $1.37388, and $1.4700516 respectively, and so on, on each anniversary of the Original Issue Date until all of the outstanding shares of Series A Preferred Stock shall have been redeemed or converted as provided in this Certificate of Designations. Until the holders of the Series A Preferred Stock have been paid the Preference Amount in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock of the Preference Amount then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the Preference Amount each such holder is otherwise entitled to receive. After payment of the Preference Amount shall have been made in full to the holders of the Series A Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Preferred Stock so as to be available for such payment, holders of the Series A Preferred Stock shall not be entitled to participate in the distribution of any remaining assets of the Corporation.

                (b) Any consolidation, merger or a statutory share exchange (other than (i) merger with a wholly-owned subsidiary of the Corporation, (ii) a mere reincorporation transaction, or (iii) a merger pursuant to which the Corporation is the surviving entity and the capitalization of the Corporation remains unchanged) in which the outstanding shares of capital stock of the Corporation are exchanged for securities or other consideration of or from another corporation, or a sale of all or substantially all the assets or stock of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the affairs of the Corporation within the meaning of this Section 3, and shall entitle the holders of the Series A Preferred Stock to receive on the effective date of such event the Preference Amount, in cash, securities or other property; provided, however, that any such event shall not be so regarded as a liquidation, dissolution, or winding up of the affairs of the Corporation with respect to the Series A Preferred Stock if the holders of two-thirds (2/3) of the outstanding shares of the Series A Preferred Stock approve such event or elect not to have any such event deemed to be a liquidation, dissolution, or winding up of the affairs of the Corporation by giving written notice thereof to the Corporation at least ten (10) days prior to the effective date of such event.

                (c) Whenever the distribution provided for in this Section 3 shall be paid in property other than cash, the value of such distribution shall be the fair value thereof determined in good faith by the Board of Directors of the Corporation.

      Section 4.VOTING RIGHTS.

                (a) Except as otherwise required by law, or as specifically provided herein, the holders of Series A Preferred Stock shall have no voting rights and powers; provided, however, the holders of Series A Preferred Stock shall be entitled to vote pursuant to the provisions of Sections 4(b) and 4(c), which govern the rights of the holders of Series A Preferred Stock with respect to the election or removal of directors. Notwithstanding the foregoing, the holders of the Series A Preferred Stock shall be entitled to notice of and to attend any stockholders' meeting.

                (b) For a period of twenty-four (24) months from and after the Original Issue Date, the holders of the Series A Preferred Stock, voting separately as one class, shall have the exclusive and special right at all times to elect two (2) directors (the "Preferred Directors") to the Board of Directors of the Corporation provided, however, that so long as any shares of Series A Preferred Stock are outstanding, the Board of Directors shall not consist of more than five (5) members, unless the Preferred Directors voting as a class, shall have previously approved any such increase to the Board of Directors beyond five (5) members. The Preferred Directors shall be elected by the vote of the holders of a majority, and removed by the vote of the holders of two-thirds (2/3), of the shares of Series A Preferred Stock then outstanding. The right of holders of the Series A Preferred Stock contained in this Section 4(b) may be exercised either at a special meeting of the holders of Series A Preferred Stock or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. Upon the written request of the holders of record of at least a majority of the Series A Preferred Stock then outstanding, the Secretary of the Corporation shall call a special meeting of the holders of Series A Preferred Stock for the purpose of

(i) removing any Preferred Directors elected pursuant to this Section 4(b) and/or (ii) electing a director to fill a vacancy of the directorship authorized to be filled by the holders of Series A Preferred Stock pursuant to this Section 4(b). Such meeting shall be held at the earliest practicable date permitted by law. At any meeting held for the purpose of electing or removing a Preferred Directors, the presence, in person or by proxy, of the holders of record of a majority of the Series A Preferred Stock then outstanding shall be required to constitute a quorum of the Series A Preferred Stock for such election. A vacancy in the directorship to be elected by the holders of Series A Preferred Stock pursuant to this Section 4(b) may be filled only by vote or written consent in lieu of a meeting of the holders of a majority of the shares of Series A Preferred Stock then outstanding and may not be filled by the remaining directors.

                (c) If and whenever two (2) quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased to a number which allows for holders of the Series A Preferred Stock to elect a majority of the entire Board of Directors at a special meeting of stockholders called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Stock (together with interest on dividends in arrears pursuant to Section 2(d) above) shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Stock to elect such additional directors shall cease (but subject always to the same provision of the vesting of such special voting rights in the case of any similar future arrearages in two (2) quarterly dividends), and the terms of office of all persons elected as additional directors by the holders of the Series A Preferred Stock pursuant to this Section 4(c) shall forthwith terminate and, if necessary, the number of the Board of Directors shall be reduced accordingly. At any time after such additional voting power shall have been so vested in the holders of the Series A Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder of Series A Preferred stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Stock for the election of the additional directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The additional Preferred Directors elected at any special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the additional Preferred Directors, a successor shall be elected by the Board of Directors, upon the nomination of the then remaining Preferred Directors or the successor of such remaining directors, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as above provided.

      Section 5.CONVERSION RIGHTS. The holders of the Series A Preferred Stock shall have the following conversion rights:

                (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible at any time, and from time to time, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing One Dollar ($1.00) (the "Numerator") by the Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") initially shall be One and No/100 Dollars ($1.00). Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. The conversion rights of the holders of Series A Preferred Stock shall terminate (i) in the event of a liquidation of the Corporation, at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock; and (ii) in the event shares of Series A Preferred Stock are called for redemption pursuant to Section 7 hereof, at the close of business on the Redemption Date (as defined in Section 7(a) below), unless the Corporation shall default in making payment in full of the Redemption Price.

                (b) ADJUSTMENT TO CONVERSION PRICE UPON OCCURRENCE OF EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Conversion Price for the Series A Preferred Stock, simultaneously with the happening of such Extraordinary Common Stock Event, shall be adjusted by multiplying the then-effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained thereafter shall be the Conversion Price for the Series A Preferred Stock. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event(s). "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a stock split or subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a reverse stock split or combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                (c) RECAPITALIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 5(b) hereof, or a reorganization, merger, share exchange, consolidation, or sale of assets provided for in Section 5(d) hereof), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such recapitalization, reclassification, or other change by holders of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such recapitalization, reclassification, or change, all subject to further adjustment as provided herein.

                (d) CAPITAL REORGANIZATION, MERGER, SHARE EXCHANGE, CONSOLIDATION, OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock, including a merger, share exchange, consolidation, or sale of all or substantially all of the assets of the Corporation (other than a subdivision or combination of shares or stock dividend provided for in Section 5(b) hereof or a recapitalization or reclassification provided for in Section 5(c) hereof), then, as a part of such reorganization, provision shall be made so that the holders of the Series A Preferred Stock thereafter shall be entitled to receive, upon conversion of each share of the Series A Preferred Stock, the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such capital reorganization would have been entitled to receive. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares acquired upon conversion of the Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable. Notwithstanding the foregoing, in the case of a consolidation, merger, share exchange, or sale of all or substantially all the assets of the Corporation, the provisions of Section 3(b) shall apply to the Series A Preferred Stock, and this Section 5(d) shall not apply, unless, as provided in Section 3(b) the holders of two-thirds (2/3) of the outstanding shares of Series A Preferred Stock elect that such event shall not be deemed to be a liquidation, dissolution, or winding up of the affairs of the Corporation.

                (e)  CERTAIN DILUTIVE ISSUES.

                     (i)  SPECIAL  DEFINITIONS.   For  purposes  of
this Section 5(e), the following definitions apply:

                          (1)  "Options"    shall   mean    rights,
options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below), except for (A) warrants to purchase an aggregate of 2,000,000 shares of Common Stock outstanding on the Original Issue Date (the "Anti-Dilution Warrants"); (B) warrants to purchase an aggregate of 1,000,000 shares of Common Stock granted and reserved for issuance on the Original Issue Date (the "Unit Warrants") and
(C) options to purchase shares of Common Stock of the Corporation pursuant to an Incentive Stock Plan of the Corporation approved by the holders of shares of Common Stock and Series A Preferred Stock, voting as classes, provided such options each are exercisable at a price equal to the fair market value of the Common Stock on the date such option was granted ("Approved ISOs").

                          (2)  "Convertible  Securities" shall mean
any evidences of indebtedness, shares of stock (other than Common Stock and Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                          (3)  "Additional  Shares of Common Stock"
shall mean all shares of Common Stock issued (or deemed to be issued pursuant to Section 5(e)(iii)) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable upon (i) conversion of shares of Series A Preferred Stock or as a dividend or distribution on Series A Preferred Stock; (ii) the exercise of the Anti-Dilution Warrants; (iii) the exercise of the Unit Warrants; and (iv) the exercise of the Approved ISO's.

                     (ii) NO ADJUSTMENT OF CONVERSION PRICE. Any provision herein to the contrary notwithstanding, no adjustment in the number of shares of Common Stock into which shares of Series A Preferred Stock is convertible shall be made, by adjustment in the Conversion Price, unless the consideration per share (determined pursuant to Section 5(e)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Fair Market Value (as defined in Section 5(h) below) on the date of the issue of such Additional Shares of Common Stock.

                     (iii)ISSUE  OF  OPTIONS   AND   CONVERTIBLE
SECURITIES. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(e)(v) hereof) of such Additional Shares of Common Stock would be less than the Fair Market Value (as defined in Section 5(h) below) on the date of such issue, or such record date, as the case may be, and provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                          (1)  no   further   adjustments   in  the
Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                          (2)  if  such   Options  or   Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of shares of Series A Preferred Stock;

                          (3)  upon  the  expiration  of  any  such
Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                               (A)  in  the  case  of   Convertible
Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                               (B)  in  the  case  of  Options  for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5(e)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                          (4)  no readjustment  pursuant to Section
5(e)(iii)(2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price prior to the initial adjustment to which the readjustment applies, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the date of the initial adjustment date and such readjustment date; and

                          (5)  in the  event of any  change  in the
number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment which was initially made upon the issuance of such unexercised Option or unconverted Convertible Security, been made upon the basis of such subsequent change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

                     (iv) ADJUSTMENT  OF  CONVERSION  PRICE  UPON
ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(e)(iii)), without consideration or for a consideration per share less than the Fair Market Value (as defined in Section 5(h) below) on the date of such issue, then and in such event, the Conversion Price shall be reduced to a price (calculated to the nearest cent) equal to either (A) the per share consideration for such Additional Shares of Common Stock (or deemed Additional Shares of Common Stock) pursuant to Section 5(e)(iii), or (B) in the case of Additional Shares of Common Stock issued (or deemed to have been issued) without consideration, the par value of the Common Stock. The provisions of this Section 5(e)(iv) do not apply if the provisions of any of Section 5(b), (c) or (d) apply.

                     (v)  DETERMINATION   OF   CONSIDERATION.   The
consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                          (1)  CASH,    PROPERTY,    AND   OTHER
CONSIDERATION.  Such consideration shall:

                               A.   insofar  as  it   consists   of
cash, be computed as the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                               B.   insofar  as  it   consists   of
property, services, or other consideration other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                               C.   in   the    event    Additional
Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of the consideration so received, computed as provided in clauses (a) and (b) above, as is determined in good faith by the Board of Directors.


                          (2)  OPTIONS     AND     CONVERTIBLE
Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Options and Convertible Securities, shall be deemed to be the sum of the consideration paid for such Option or Convertible Security, if any, plus the lowest consideration per share then payable upon the exercise of Options, as set forth in the instruments relating to such Options or Convertible Securities, without regard to any provision contained therein designed to protect against dilution. If Options or Convertible Securities are issued together with other securities or instruments of the Corporation, the Board of Directors shall determine in good faith the amount of consideration paid for such Option or Convertible Securities.

                (f) CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment or readjustment of the Conversion Price of the Series A Preferred Stock, the Corporation will furnish each holder of the Series A Preferred Stock with a certificate prepared by the Chief Financial Officer of the Corporation showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

                (g) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series A Preferred Stock shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office, accompanied by written notice to the Corporation at that office that such stockholder elects to convert such shares (a "Conversion Notice"). The Conversion Notice also shall state the name(s) and address(es) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when the Conversion Notice is received by the Corporation together with the certificate(s) representing the shares of Series A Preferred Stock being converted shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate(s) as it may request of the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 5 and cash, as provided in Section 5(h), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as a holder of the converted shares of Series A Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby.

                (h) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock that otherwise would be issuable upon conversion of a series of Series A Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Preferred Stock that were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Fair Market Value price per share of the Common Stock at the close of business on the Conversion Date. "Fair Market Value" shall mean (i) in the case of a security listed or admitted to trading on any securities exchange, the last reported sale price, regular way (as determined in accordance with the practices of such exchange), on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day (and in the case of a security traded on more than one national securities exchange, at such price or such average, upon the exchange on which the volume of trading during the last calendar year was the greatest), (ii) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation service designated by the Corporation, (iii) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or the Wall Street Journal, or if there are no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported, and (iv) in the case of a security determined by the Corporation's Board of Directors as not having an active quoted market or in the case of other property, such fair market value as shall be determined by the Board of Directors. The determination as to whether any fractional shares are issuable shall be based upon the total number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

                (i) RESERVATION OF COMMON STOCK. The Corporation at all times shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as from time to time shall be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock.

      Section 6.RESTRICTIONS AND LIMITATIONS: HOLDERS OF SERIES A PREFERRED STOCK VOTING AS A CLASS; AND PREFERRED DIRECTORS VOTING AS A CLASS.

                (a) So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or the Certificate of Incorporation, neither the Corporation, nor any subsidiary of the Corporation MUTATIS MUTANDIS, will take any of the following actions without the affirmative vote or consent (with each share of Series A Preferred Stock being entitled to one vote) of the holders of at least two-thirds (2/3) of the outstanding shares of the Series A Preferred Stock voting as a class, given in writing or by resolution adopted at a meeting called for such purpose:

                     (i) amend the Certificate of Incorporation or Bylaws of the Corporation if such amendment would:

                          (1)  reduce  the  Dividend  Rate  on  the
Series A Preferred Stock provided for herein, make such dividends noncumulative, defer the date from which dividends will accrue, cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of the Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

                          (2)  reduce  the  amount  payable  to the
holders of the Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of the Series A Preferred Stock;

                          (3)  reduce    the    Redemption    Price
specified  in  Section  7  hereof  with  respect  to the  Series  A
Preferred Stock;

                          (4)  cancel  or  modify  the   conversion
rights of the Series A Preferred Stock provided for in Section 5 hereof; or

                          (5)  adversely  affect any of the rights,
preferences or privileges provided for herein for the benefit of any shares of Series A Preferred Stock; provided that no issuance of equity securities which shall have been approved under Section 6(a)(iv) hereof (or which does not require approval under such Section 6(a)(iv)) shall be deemed to have such an adverse effect.

                     (ii) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Series A Preferred Stock otherwise than by redemption of Series A Preferred Stock in accordance with Section 7 hereof or by conversion in accordance with Section 5 hereof;

                     (iii)redeem,  purchase  or  otherwise  acquire
(or pay into or set aside for a sinking fund for such purpose) any share or shares of Junior Stock, except for a purchase or other acquisition of Common Stock made for purposes of any employee incentive or benefit plan of the Corporation or any subsidiary;

                     (iv) authorize or issue, or obligate itself to issue, any other equity security (1) senior to or on a parity with the Series A Preferred Stock as to dividend rights or redemption rights or liquidation preferences or (2) which entitles the holders thereof to voting rights equal to at least twenty percent (20%) of the outstanding voting power of all capital stock of the Corporation or to elect directors which constitute twenty percent (20%) or more of the Board of Directors;

                     (v)  effect  any  sale,   lease,   assignment,
transfer, or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation, merger or a share exchange involving the Corporation or any of its subsidiaries, except (i) a merger with a wholly-owned subsidiary of the Corporation, (ii) a mere reincorporation transaction, (iii) a merger pursuant to which the Corporation is the surviving entity and the capitalization of the Corporation remains unchanged, or (iv) upon an election by the holders of Series A Preferred Stock pursuant to Section 3(b) hereof;

                     (vi) increase or decrease (other than by redemption or as a result of the conversion thereof) the total number of authorized shares of any class or series of capital stock; or

                     (vii)effect any change in the rights or limitations of the Common Stock, or any recapitalization of the Corporation.

                (b) PREFERRED DIRECTORS VOTING AS A CLASS. In addition to any other rights of approval attaching to the Series A Preferred Stock under this Certificate of Designations, the approval of the Preferred Directors, voting as a class, shall be required prior to the Corporation, or any subsidiary of the Corporation, issuing additional securities, other than securities underlying the Anti-Dilution Warrants, Unit Warrants or Approved ISO's, entering into a merger, reorganization, share exchange or acquisition transaction, selling all, or substantially all of its assets, or incurring additional indebtedness or making capital expenditures other than in accordance with the Corporation's Business Plan approved as contemplated by Section 7.9(a) of the 5% Series A Convertible Preferred Stock Offshore Securities Purchase Agreement among the Corporation and the holders of shares of Series A Preferred Stock outstanding on the Original Issue Date ("Securities Purchase Agreement").

                (c) SPECIAL VOTING RIGHT. For a period equal to the greater of
(a) twenty-four (24) months from the Original Issue Date or (b) the time when there shall be less than 250,000 shares of the Series A Preferred Stock issued and outstanding, in addition to any other remedies available under this Certificate of Designations, at law or in equity, if the Corporation breaches any of the provisions of this Certificate of Designations, including without limitation, the restrictions and limitations set forth in Section 6 of this Certificate of Designations, and/or breaches any covenant contained in Section 7 of the Securities Purchase Agreement, and such breach shall continue for a period of forty-five (45) days after written notice of such breach shall have been sent to the Corporation in accordance with Section 12.12 of the Securities Purchase Agreement, the holders of shares of Series A Preferred Stock will be empowered with a number of votes sufficient to elect a majority of the Board of Directors of the Corporation, which right will be exercisable by TransGlobal Financial Corporation, as financial advisor to the Corporation and holder of a voting proxy over each of the shares of Series A Preferred Stock issued by the Corporation ("Special Voting Right"). The actual number of votes represented by the Special Voting Right upon the occurrence of any particular breach will be equal to (A) the total number of the Corporation's common equivalent shares then outstanding minus (B) the number of shares of Common Stock then held by the purchasers of shares of Common Stock in the Company's equity offering described in the Information Statement of REAADS Medical Products, Inc. ("REAADS"), dated April 8, 1998, as amended by a supplement dated April 23, 1998 describing a proposed merger relating to REAADS and the Company. The Special Voting Right will continue until the first to occur of (i) remedy of the noncompliance or
(ii) the date when less than 250,000 shares of Preferred Stock remain outstanding, and upon each and every vesting of the Special Voting Right, the Corporation shall reconstitute the Board of Directors in the manner described in
Section 4(c) of the Certificate of Designations.

      Section 7.REDEMPTION.

                (a) REDEMPTION AT THE OPTION OF THE CORPORATION. Shares of Series A Preferred Stock shall not be redeemable by the Corporation at any time prior to the second anniversary of the Original Issue Date. On and after the second (2nd) anniversary of the Original Issue Date, at the option of the Corporation, the Corporation may fix a date (the "Redemption Date") on which it shall redeem all (but not less than all) of the then outstanding shares of Series A Preferred Stock by paying in cash, out of funds legally available therefor, to the holders thereof and in respect of each such share of Series A Preferred Stock, the Redemption Price (as defined below), (i) at any time prior to the fourth anniversary of the Original Issue Date but only in the event that the average bid price of the Common Stock of the Corporation exceeds Five and No/100 Dollars ($5.00) per share (without giving effect to any stock splits, stock dividends or recapitalizations after the Original Issue Date), with respect to each of the twenty (20) consecutive Trading Days (as defined below) immediately preceding the date of the Redemption Notice (as defined in Section 7(b) below); or (ii) at any time on or after the fourth anniversary of the Original Issue Date. A holder of Series A Preferred Stock may elect, by written notice delivered to the Corporation not less than ten (10) days prior to the Redemption Date, to waive its right to have redeemed all (but not less than all) of the shares of Series A Preferred Stock held by such holder which are eligible to be redeemed on such Redemption Date, provided that on such Redemption Date each such share of Series A Preferred Stock which is not redeemed shall be converted automatically into shares of Common Stock at the Conversion Price then in effect on such Redemption Date. The term "Trading Day" shall mean any day other than Saturday or Sunday on which national securities exchanges are open for trading and trades in the Corporation's Common Stock occur. The term "Redemption Price" shall mean an amount per share equal to the Preference Amount (as the same shall be adjusted from time to time in accordance with Section 3(a) hereof).

                (b) PROCEDURES FOR REDEMPTION OF SERIES A PREFERRED STOCK. At least thirty (30) days but not more than forty-five (45) days prior to the Redemption Date the Corporation shall mail a written notice, first class postage prepaid, to each holder of record at the close of business on the business day preceding the day on which notice is given, of the Series A Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying
(i) that all shares of Series A Preferred Stock shall be redeemed from such holder, (ii) the Redemption Date, (iii) the Redemption Price, (iv) the place at which payment may be obtained, (v) advising such holder of its right to elect to waive its right to have all (but not less than all) such shares redeemed and that, if such election is made, such shares of Series A Preferred Stock which are not redeemed shall be converted automatically into shares of Common Stock at the Conversion Price then in effect (setting forth such Conversion Price), and
(vi) calling upon such holder to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). On or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, any shares of Series A Preferred Stock redeemed on such Redemption Date shall not be entitled to any further rights as Series A Preferred Stock and shall not be deemed outstanding for any purpose. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the number of shares of Series A Preferred Stock held by each such holder. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock such funds will be used immediately to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, but which it has not redeemed, it being understood that any such redemption shall not constitute a waiver by a holder of Series A Preferred Stock of any rights arising from the failure to redeem on the Redemption Date.

      Section 8.NO REISSUANCE OF CONVERTIBLE SERIES A PREFERRED STOCK; STATUS OF STOCK. No share of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to rights, limitations or preferences.

      Section 9.NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against dilution or other impairment.

      Section 10.    NOTICES OF RECORD DATE.  In the event of any:

                (a) taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                (b) capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger, consolidation, or share exchange of the Corporation, or any transfer of all or substantially all the assets of the Corporation to any other corporation, or any other entity or person; or

                (c) voluntary or involuntary dissolution, liquidation, or winding up the Corporation; then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the record date for such dividend, distribution, or right and a description of such dividend, distribution, or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, dissolution, liquidation, or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, dissolution, liquidation, or winding up. Such notice shall be mailed at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

      3. This Certificate of Designations, which will constitute an amendment to the Corporation's Certificate of Incorporation, shall be effective upon filing by the Secretary of State of Nevada.

      IN WITNESS WHEREOF, this Certificate of Designations has been executed and acknowledged by the Corporation's President and Secretary, who hereby affirms and acknowledges that this Certificate of Designations is the act and deed of the Corporation and that the statements made herein are true under the penalties
of perjury. Dated this      day of         , 1998.
                       ----        --------


                                    Mike M. Mustafoglu, President and Secretary



STATE OF NEVADA      )
                     )  SS.:
COUNTY OF            )

      On             , 1998, personally appeared before me, a Notary Public,
         ------------
Mike M. Mustafoglu, who acknowledged that he executed the above instrument.


                                    Signature of Notary

                                                                       EXHIBIT I


THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE WARRANT IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION FROM THEIR COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES.


                             STOCK PURCHASE WARRANT

No.
    --

           To Purchase        Shares of Common Stock of
                       ------

                          CORGENIX MEDICAL CORPORATION

        THIS CERTIFIES that, for value received,
                                                 ---------------------------
(the "Investor"), is entitled, upon the terms and subject to the conditions
hereinafter set forth, at any time on or after April    , 1998 and on or prior
                                                     ---
to April    , 2003 (the "Termination Date") but not thereafter, to subscribe for
         ---
and purchase from CORGENIX MEDICAL CORPORATION, a corporation incorporated under
the laws of the State of Nevada (the "Company"),                   (         )
                                                 -----------------  ---------
shares (the "Warrant Shares") of Common Stock, $.001 par value per share of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be equal to $2.00. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in
connection with the Securities Purchase Agreement dated April    , 1998 (the
                                                              ---
"Agreement") and is subject to its terms and conditions. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

           1. TITLE OF WARRANT. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

           2. AUTHORIZATION OF SHARES. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and full payment of the Exercise Price, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

           3. EXERCISE OF WARRANT. Except as provided in Section 11 of this warrant, exercise of the purchase rights represented by this Warrant may be made at any time or times, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in this Warrant, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three (3) calendar days after the date on which this Warrant shall have been exercised as aforesaid, or be subject to the damages set forth in the Agreement. Payment of the Exercise Price may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares.

           4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

           5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

           6. CLOSING OF BOOKS. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant for a period of time in excess of five (5) trading days per year.

           7. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be, and be deemed to be, issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

           8. ASSIGNMENT AND TRANSFER OF WARRANT. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any expenses of transfer incidental thereto and that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act of 1933 (the "Securities Act"), or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

           9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

           10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday in the State of Nevada, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

           11.  EFFECT OF CERTAIN EVENTS.

                (a) If at any time the Company proposes (i) to sell or otherwise convey all or substantially all of its assets or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, the Company shall give the holder of this Warrant thirty (30) days' notice of such termination and of the proposed effective date of the transaction, and this Warrant shall terminate if the Warrant has not been exercised by the effective date of such transaction.

                (b) In case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

           12. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

           In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

           13. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and/or extend the Termination Date for any period of time deemed appropriate by the Board of Directors of the Company.

           14. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

           15. AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the NASDAQ Small Cap Stock Market or any domestic securities exchange upon which the Common Stock may be listed.

           16. TRANSFER RESTRICTIONS REGARDING COMMON STOCK UNDERLYING THE WARRANT. The certificate or certificates representing the shares of Common Stock to be issued at any time prior to forty one days after the issuance of the Warrant, upon exercise of any part or all of this Warrant, shall be subject to the following legend restricting transfer under the Securities Act of 1933, such legend to be substantially as follows:

           "THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"). THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION FROM THEIR COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES."

           17.  GENERAL.

                (a) ISSUE DATE; JURISDICTION. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Nevada, without regard to its conflict of law, principles or rules.

                (b) RESTRICTIONS. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                (c) MODIFICATION AND WAIVER. Except as otherwise provided in this Warrant, this Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by each of the Company and Investor.

                (d) NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holders hereof by the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

                (e) CAPITALIZED TERMS. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Agreement.

                (f) ENTIRE AGREEMENT. This Warrant, together with all documents referenced herein, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or Warrant of in the Agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

           IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  April    , 1998
              ---

                               CORGENIX MEDICAL CORPORATION



                                By:
                                                         , President

                                 ASSIGNMENT FORM

               (To assign the foregoing Warrant, execute this form
                        and supply required information.
                 Do not use this form to exercise the Warrant.)



           FOR  VALUE  RECEIVED,  the  foregoing  Warrant  and  all
rights evidenced thereby are hereby assigned to
                                                --------------------------------
whose address is
                 ----------------------------------------------.



---------------------------------------------------------------

                                    Dated:                ,
                                           ---------------


                Holder's Signature:
                                    -----------------------------

                Holder's Address:
                                  -----------------------------

                                  -----------------------------


Signature Guaranteed:
                     ----------------------------------------




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                         REGULATION S NOTICE OF EXERCISE
      (To be Executed by the Registered Holder in order for the Company to Issue Unrestricted Common Stock issued upon exercise of the Warrant)




The undersigned hereby irrevocably elects to have the restrictive legend which
was placed on the        shares of Common Stock issued upon exercise of Warrant
                  ------
No.      be removed according to the conditions hereof, as of the date written
    ----
below.

The undersigned represents and warrants that:

      (i) The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issued to the undersigned upon exercise of the Warrant shall be made in compliance with Regulation S, pursuant to an exemption from registration under the Act, or pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act'), subject to any restrictions on sale or transfer set forth in the Offshore Securities Subscription Agreement between the Company and the original holder of the exercised Warrant.

      (ii) The undersigned has not engaged in any transaction or series of transactions that is a part of or a plan or scheme to evade the registration requirements of the Securities Act.

      (iii)The undersigned represents that it is not a U.S. Person, no is this Warrant being exercised on behalf of a U.S. Person (as this term is defined in Regulation S).

----------------
Date


----------------
Signature                      Name

Address:                       Delivery  of Shares of Common  Stock
to: